EXHIBIT 4-C









                      Construction Loan Agreement





                                between





                        BRISTOL MALL ASSOCIATES
                              (Borrower)





                                  and





                      J. C. PENNEY COMPANY, INC.
                               (Lender)










                           TABLE OF CONTENTS


SECTION                                                            PAGE


1.       The Loan . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.       Disbursement . . . . . . . . . . . . . . . . . . . . . . .   8

3.       Covenants of the Borrower. . . . . . . . . . . . . . . . .  14

4.       Representations and Warranties . . . . . . . . . . . . . .  18

5.       Covenants of Borrower. . . . . . . . . . . . . . . . . . .  22

6.       Environmental Matters. . . . . . . . . . . . . . . . . . .  28

7.       Default and Remedies . . . . . . . . . . . . . . . . . . .  31

8.       Miscellaneous Provisions . . . . . . . . . . . . . . . . .  37

9.       Effect of Bankruptcy or Insolvency Proceeding on the Loan and
the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46


LIST OF EXHIBITS:

Exhibit A:     Legal Description of the Property
Exhibit B:     Promissory Note
Exhibit C:     Deed of Trust
Exhibit D:     Assignment of Leases
Exhibit E:     Intentionally Omitted
Exhibit F:     Assignment of Construction Documents
Exhibit G:     Surveyor's Certification
Exhibit H:     Certificate of Partial Satisfaction
Exhibit I:     Intentionally Omitted
Exhibit J:     List of Plans and Specifications
Exhibit K:     Borrower's Affidavit
Exhibit L:     Budget
Exhibit M:     Lien Waiver
Exhibit N:     Certificate of Borrower
Exhibit O:     Architect's Certificate
Exhibit P:     Intentionally Omitted
Exhibit Q:     Draw Request
Exhibit R:     List of Litigation Matters
Exhibit S:     General Contractor's Acknowledgement of Assignment
Exhibit T:     Architect's Acknowledgement of Assignment


                      CONSTRUCTION LOAN AGREEMENT


         THIS CONSTRUCTION LOAN AGREEMENT ("AGREEMENT") is made and entered into as of July 25, 1996, between BRISTOL MALL ASSOCIATES, an Illinois general partnership (the "BORROWER"), and J.C. PENNEY COMPANY, INC., a Delaware corporation (the "LENDER").


                          FACTUAL BACKGROUND

         A. Borrower and Lender have entered into that certain Lease dated as of November 29, 1989, a Memorandum of which was recorded in the Clerk's Office of the Circuit Court of the City of Bristol, Commonwealth of Virginia, in Book 279, Page 607, as amended by that certain First Amendment of Lease dated as of the date hereof, by and between Borrower and Lender (such lease as so amended is herein referred to as the "LEASE").

         B. Pursuant to the Lease, Borrower is to construct a J.C. Penney store including, but not limited to, the shell and core thereof and all building, mechanical, electrical and other operating systems (herein referred to as the "IMPROVEMENTS") as described and identified in the Lease and in the "Plans and Specifications" (as such term is hereinafter defined) on real property (the "LAND") owned by Borrower and leased to Lender pursuant to the Lease and located in the City of Bristol, Commonwealth of Virginia, as described in EXHIBIT A (collectively, the "PROJECT"). Lender has agreed to make a construction loan to Borrower for certain hard costs in excess of $1,000,000 for preparing the site and constructing the Improvements, which construction loan shall not exceed the maximum principal amount of Five Million One Hundred Sixty-Five Thousand Two Hundred Dollars ($5,165,200.00) (the "MAXIMUM LOAN Amount"), subject to adjustment as provided herein (the "LOAN"), which Loan shall be subject to and in accordance with the terms and provisions hereof.

         C. The Improvements are described in those certain final working drawings and specification described in EXHIBIT J attached hereto (the "PLANS AND SPECIFICATIONS") agreed to by Borrower and Lender pursuant to the Lease.

         D. Borrower is executing a promissory note in the form attached hereto as EXHIBIT B, which provides for interest to accrue at the rate of ten percent (10%) per annum (the "NOTE") payable to Lender evidencing the Loan. The Note is to be secured by a first lien Credit Line Deed of Trust and Security Agreement in the form attached hereto as EXHIBIT C ("DEED OF TRUST") covering the Land and Improvements, UCC-1 Financing Statements in the form prescribed by the Commonwealth of Virginia, an absolute Assignment of Rents and Leases in the form attached hereto as EXHIBIT D (the "ASSIGNMENT OF LEASES"), an Assignment of Construction Contracts and Warranties covering all contracts for the designing, planning and construction of the Improvements, including all agreements with architects and all construction warranties assigned to Borrower, in the form attached hereto as EXHIBIT F (the "ASSIGNMENT OF CONSTRUCTION Documents"), and such other documents as Lender reasonably deems necessary. In this Agreement, the term "PROPERTY" refers to all or any part of the real and personal property described in the Deed of Trust, including any direct or indirect interest in all or any part of it, as the context may require.

         E. Concurrently herewith, Borrower and Lender are entering into that certain Easement and Operating Agreement (the "EASEMENT AND OPERATING AGREEMENT"), which Easement and Operating Agreement relates to the Land and Improvements and the shopping center of which the Land and Improvements are a part.

         F. This Agreement, the Note, the Deed of Trust, the UCC-1 Financing Statement, the Assignment of Leases, and the Assignment of Construction Documents, together with all of their exhibits, and all other documents which are executed by Borrower and otherwise evidence or secure the Loan, as the same may hereafter be amended, modified or renewed, collectively constitute the "LOAN DOCUMENTS."

         Therefore, in consideration of the Loan being made by Lender to Borrower, the construction to be completed by Borrower on the Land, and other good and valuable consideration, the amount and sufficiency of which is hereby agreed to, Lender and Borrower agree as follows:

                               AGREEMENT

         THE LOAN.

         A.    AMOUNT OF THE LOAN.    Lender hereby agrees to loan to
Borrower from time to time during the construction of the Improvements sums required to reimburse Borrower for certain portions of Borrower's Costs (as hereinafter defined), as more fully set forth in Section 1.3; provided, however, that such sums to be loaned to Borrower hereunder, including accrued interest thereon, shall not exceed the Maximum Loan Amount. Such sums shall be evidenced by the Note. Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to the Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note, and only from the date or dates of such disbursements.

         B.    DEFINITION OF BORROWER'S COSTS.   For purposes hereof,
the term "BORROWER'S COSTS" shall mean the direct hard costs set forth in the budget approved by Borrower and Lender and attached hereto as EXHIBIT L (which budget may set forth an aggregate amount in excess of the Maximum Loan Amount) as the same may be modified from time to time by written agreement by Borrower and Lender (the "BUDGET") which are actually incurred by Borrower to prepare the site and construct the Improvements, which shall include only the following:

               (a) fees for the contractors under the Construction Contract and fees for any other contractors under separate contracts approved in writing by Lender;

               (b) costs to prepare the site for construction in accordance with the Plans and Specifications, including but not limited to utility relocations;

               (c)   costs of the structural improvements;

               (d) costs of materials for the Improvements, at Borrower's cost without markup; and

               (e)   costs for bonds, permits and certificates.

The term "Borrower's Costs" shall not include any of the following:

               (a) fees for architects, engineers, attorneys or consultants;

               (b)   development fees;

               (c)   Borrower's general or administrative overhead;

               (d)   operating deficits;

               (e) interest, interest reserves, mortgage payments, or other financing obligations;

               (f)   marketing costs;

               (g)   commissions or concession costs;

               (h)   taxes and insurance premiums;

               (i)   recordation, financing or appraisal costs; or

               (j) costs incurred to develop and review the Plans and Specifications.

         C. CALCULATION OF LOAN AMOUNT AND ORDER OF DISBURSEMENTS. The Loan shall be calculated and disbursed as follows:

               (a) The first One Million Dollars ($1,000,000.00) of Borrower's Costs ("BORROWER'S INITIAL COSTS") shall be paid by Borrower and shall not be included in the Loan; provided, however, that Borrower shall provide to Lender promptly after Lender's request from time to time draw requests relating to Borrower's Initial Costs;

               (b)   The next Four Million Six Hundred Sixty-Five
Thousand Two Hundred Dollars ($4,665,200.00) of Borrower's Costs shall be included in the Loan;

               (c) The next Two Hundred Sixty-Seven Thousand Four Hundred Dollars ($267,400.00) of Borrower's Costs shall be paid by Borrower and shall not be included in the Loan;

               (d) The next Two Hundred Sixty-Seven Thousand Four Hundred Dollars ($267,400.00) of Borrower's Costs ("LENDER'S CONTRIBUTION") shall be paid by Lender and shall not be included in the Loan; provided, however, that Lender's Contribution shall not include any costs related to unforeseen site conditions as defined in (e) below, which costs shall be borne by Borrower; provided further, however, that notwithstanding the items for which Lender's Contribution is disbursed to Borrower pursuant to the following sentence, for tax purposes Lender may in its discretion allocate Lender's Contribution among items 9, 43, 54, 56-58, 62, 73, 97-100 and 102 of EXHIBIT L attached hereto. Lender's Contribution shall be disbursed to Borrower by Lender pursuant to Draw Requests (as hereinafter defined) and otherwise in accordance with the terms and conditions set forth in this Agreement relating to disbursements of the Loan; provided, however, that Borrower shall have no obligation to reimburse Lender with respect to Lender's Contribution or any interest thereon, and provided further that if Lender fails to disburse any portion of Lender's Contribution as and when required under this Agreement for reasons solely within Lender's control, such failure shall be deemed a default by the tenant under the Lease following notice from Borrower pursuant to the terms of the Lease, and Borrower shall have, in addition to and not in lieu of its rights and remedies hereunder and at law and in equity, the rights and remedies of the landlord under the Lease in the event of a default thereunder. Lender's Contribution shall be in addition to, and not in lieu of, the payment obligations of the tenant under the Lease in the event the tenant under the Lease changes plans or specifications, as set forth in Paragraph B.V of the article of the Lease captioned "IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD". Lender, not Borrower, shall be entitled to all depreciation for the items paid for by Lender's Contribution;

               (e) The next Five Hundred Thousand Dollars ($500,000.00) of Borrower's Costs shall be included in the Loan to the extent such costs relate to unforeseen site conditions, including but not limited to soil problems, environmental problems and problems attributable to the attachment of the Improvements to the existing mall building adjacent thereto or the structural condition of such mall building; and

               (f) Any amounts above the sum of the amounts set forth in paragraphs (a) through (e) above shall be paid by Borrower and shall not be included in the Loan.

         D. EVIDENCE OF LOAN.Borrower shall execute and deliver to Lender or cause to be executed and delivered to Lender all of the Loan Documents as a precondition to making the Loan. Borrower shall also execute any and all additional documents which Lender reasonably deems necessary to secure the Loan. Additionally, as a condition to Lender's obligation to close the Loan, Borrower shall have, on or before September 30, 1996, delivered to Lender the following documents (the "CLOSING DOCUMENTS"), all of which shall be in form and substance reasonably acceptable to Lender; provided, however, that such reasonability standard shall not be construed so as to modify a requirement expressly provided for in this Section 1.4:

               (a) an opinion of Borrower's counsel in a form reasonably acceptable to Lender, evidencing that (i) Borrower is duly formed and validly existing under the laws of the State of Illinois, and that Borrower is authorized to do business in the Commonwealth of Virginia; (ii) notwithstanding the terms of Section 11.2 of Borrower's partnership agreement, Borrower possesses full power and partnership authority to own the Property, to construct the Improvements and to perform Borrower's obligations under the Loan Documents; (iii) the Loan Documents are duly authorized, executed and delivered and are binding upon and enforceable against Borrower in accordance with their terms; (iv) the Loan is not usurious; (v) to the actual knowledge of such counsel (based only upon a certificate of an officer of JMB Realty Corporation or another authorized representative of Borrower), except as set forth on EXHIBIT R, attached hereto, there are no actions pending or threatened against or affecting Borrower or the Property; (vi) to the actual knowledge of such counsel (based only upon a certificate of an officer of JMB Realty Corporation or another authorized representative of Borrower), Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental entity; (vii) to the actual knowledge of such counsel (based only upon a certificate of an officer of JMB Realty Corporation or another authorized representative of Borrower), the consummation of the transactions contemplated hereby and the performance of the terms and provisions of the Loan Documents will not violate or contravene any provision of Borrower's partnership agreement (or other instrument creating Borrower or other instrument to which Borrower is a party which limits Borrower's authority to act), or the respective partnership agreements of General Partner and Bristol Partners, a general partner of Borrower, and, to the actual knowledge of such counsel (based only upon a certificate of an officer of JMB Realty Corporation or another authorized representative of Borrower, which certificate specifically excludes any Borrower representation, warranty, confirmation and agreement with respect to that certain Deed of Trust dated as of September 27, 1973 to The Northwestern Mutual Life Insurance Company [the "NWM DEED OF TRUST"]), will not result in the breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument to which Borrower is a party or by which Borrower is bound or affected (provided, however, that such opinion of Borrower's counsel shall opine that, based upon such counsel's actual review of the NWM Deed of Trust and not upon Borrower's certificate, upon the filing for record in Clerk's Office, Circuit Court, Washington County, Virginia, and in Clerk's Office, Circuit Court, City of Bristol, Virginia, of the Certificate of Partial Satisfaction releasing the Property from the lien of the NWM Deed of Trust, (y) Borrower's execution and delivery of the Loan Documents and the Easement and Operating Agreement and (z) Borrower's performance of the terms and provisions of the Loan Documents and the Easement and Operating Agreement required to be performed by Borrower will not result in a breach of, or constitute a default under, the NWM Deed of Trust); (viii) the Easement and Operating Agreement is duly authorized, executed and delivered; and (ix) such other matters as Lender may reasonably request;

               (b)   Intentionally omitted;

               (c) a certified copy of Borrower's partnership agreement and all amendments thereto;

               (d) a resolution from JMB Realty Corporation on behalf of each of JMB Income Properties, Ltd.-V and Bristol Mall Partners authorizing Borrower to obtain the Loan and enter into all of the Loan Documents and perform the obligations thereunder;

               (e) Borrower's unaudited financial statements, and audited financial statements of JMB Income Properties, LTD.-V ("GENERAL PARTNER") for the prior two (2) fiscal years;

               (f) a recent Phase I environmental report on the Property, copies of all other such reports done on the Property, and such other environmental studies and reports as Lender deems necessary;

               (g) four (4) copies of a recent survey of the Property certified to Lender, containing the surveyor's certification attached hereto as EXHIBIT G;

               (h) an ALTA mortgagee's construction loan title binder reasonably acceptable to Lender, containing such endorsements as are requested by Lender (the "TITLE POLICY");

               (i) certificates of insurance required pursuant to the article of the Lease captioned "INSURANCE" naming Lender as an additional insured, which certificates shall state that the insurer will send Lender at least thirty (30) days prior written notice of any expiration or cancellation of such insurance or any decrease in coverage below the amounts required hereunder or the elimination of Lender as an additional insured;

               (j) a Certificate of Partial Satisfaction executed and acknowledged by The Northwestern Mutual Life Insurance Company in the form attached hereto as EXHIBIT H;

               (l)   Intentionally omitted;

               (m) an Easement and Operating Agreement executed and acknowledged by Lender and Borrower in a mutually satisfactory form setting forth certain easements, restrictions, covenants and conditions affecting the Property and the Entire Premises, as that term is defined in the Lease, together with a subordination thereto executed and acknowledged by Northwestern Mutual Life Insurance Company;

               (n) an Affidavit of Borrower in the form attached hereto as EXHIBIT K;

               (o) a letter from the licensed architect retained by Borrower and approved by Lender to work on the Project ("BORROWER'S ARCHITECT") stating that Borrower's Architect has reviewed and approved the Plans and Specifications and that Borrower's Architect is satisfied that the Improvements can be constructed within the scope of the cost breakdown set forth in the Budget;

               (p) a fully-executed copy of the Construction Contract (as hereinafter defined);

               (q)   a First Amendment of Lease Agreement and a
Memorandum of First Amendment of Lease executed and, as to the Memorandum, acknowledged by Borrower and Lender in a mutually satisfactory form; and

               (r) a list of all contractors and major subcontractors and materialmen involved in the construction of the Project; it being agreed that Lender has, as of the date hereof, approved Borrower's general contractor, The Winter Construction Company ("GENERAL CONTRACTOR") (and has agreed that General Contractor need not be bonded) and has approved a list of major subcontractors and materialmen known as of the date hereof, and that Borrower will submit to Lender for its approval from time to time any changes to such list.

         DISBURSEMENT.

         E. CONDITIONS TO DISBURSEMENT. Before Lender becomes obligated to make any disbursement under this Agreement all conditions to the disbursement set forth in this Section 2.1 must be satisfied in a manner acceptable to Lender in the exercise of its reasonable judgment.

               1. FIRST DISBURSEMENT. Lender is not required to advance any funds under the Loan until all conditions to such advance are satisfied in a manner reasonably acceptable to Lender. If each of such conditions is not satisfied by September 30, 1996, Lender shall have no obligation to fund any portion of the Loan. Those conditions are the following:

                     a. Lender receives all of the Loan Documents duly executed by Borrower and all third parties thereto, and acknowledged when required.

                     b.   Lender receives all of the Closing Documents.

                     c. Lender must receive a "Draw Request" (as defined herein)for all funds requested at such time.

                     d. The Deed of Trust must be duly recorded and in a first-priority lien position, and the Easement and Operating Agreement must be duly recorded and superior to both the Deed of Trust and the liens and other security interests of Northwestern Mutual Life Insurance Company ("Mortgagee").

                     e. Lender's security interest in all personal property and fixtures covered by the Deed of Trust must be duly perfected and in a first-priority lien position.

                     f. The preconstruction requirements that are contained in Paragraphs B.II and B.III of the article of the Lease captioned "IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD" shall have been satisfied by Borrower to Lender's reasonable satisfaction and certified by Borrower's Architect as being substantially completed in accordance with the Plans and Specifications.

                     g. If any funds are being requested, Borrower has provided to Lender receipted invoices and other materials reasonably satisfactory to Lender (including lien waivers) evidencing that Borrower has paid at least Borrower's Initial Costs in preparing the Land and constructing the Improvements.

                     h.   The general construction contract (the
"CONSTRUCTION CONTRACT") has been submitted to and approved by Lender in writing in connection with the construction of the Improvements. The Construction Contract shall be a lump sum contract.

                     i. No default (taking into account applicable notice and cure periods) under any Loan Document, the Lease or any other lease for space in the Shopping Center (as that term is defined in the Lease) between Borrower and the tenants listed in the article of the Lease captioned "OTHER TENANCIES" (collectively, the "OTHER LEASES") shall have occurred or be continuing ( but this shall apply to the Other Leases only if the representations and warranties contained in the article of the Lease captioned "OTHER TENANCIES" shall be rendered inaccurate thereby), and Borrower has provided to Lender a Certificate of Borrower in the form attached hereto as EXHIBIT N.

                     (10) Lender receives letters from all utility companies or municipalities involved (or other satisfactory evidence) indicating that such sources are prepared to furnish the Property with water, electricity and gas in quantities adequate for its needs; that telephone service will be provided; and that the Property will be served by sanitary and storm sewers of sufficient capacity to dispose of the surface water and sanitary sewer affluent within its boundaries.

                     (11) Lender receives copies of all building permits issued with respect to the Project.

                     (12) A subdivision plat (the "SUBDIVISION") acceptable to Lender, Borrower and all appropriate governmental authorities separating the Land from the balance of the Entire Premises has been filed of record in the appropriate records of Bristol, Virginia.

                     (13) Lender receives evidence satisfactory to Lender (which evidence may include an opinion letter from Borrower's local counsel handling the subdivision matters) that after the filing of the Subdivision (and any variance or other governmental approval obtained in connection therewith) and construction of the Improvements relating to parking and access, the applicable governmental parking and access requirements for the Property will be satisfied (by means of the Easement and Operating Agreement or otherwise).

                     (14) Lender receives an acknowledgement from each of General Contractor and Borrower's Architect, substantially in the form attached hereto as EXHIBIT S and EXHIBIT T, respectively, acknowledging Borrower's assignment to Lender, pursuant to the provisions of the Assignment of Construction Documents, of all of Borrower's rights under each such entity's respective contract with Borrower in connection with Borrower's construction of the Improvements.

                     (15) Lender receives an update of title to the Property acceptable to Lender to be followed by a down date endorsement to the Title Policy evidencing the total amount of the Loan proceeds disbursed to date.

               2. SUBSEQUENT DISBURSEMENTS. After the Loan has closed, Lender shall make disbursements of Loan proceeds to Borrower within thirty (30) days of receipt of a Draw Request (and all supporting information) in such amounts as specified therein provided that the following conditions have been satisfied:

                     a. The Property then subject to the Deed of Trust has not been materially damaged unless repaired or unless Borrower has deposited with Lender sufficient funds (from insurance or otherwise) to repair such damage and neither Borrower nor Lender has exercised any right to terminate the Lease in connection with a casualty pursuant to the terms thereof; and

                     b. No portion of the Property then subject to the Deed of Trust is affected or threatened by eminent domain or condemnation proceedings and neither Borrower nor Lender has exercised any right to terminate the Lease in connection with a condemnation proceeding pursuant to the terms thereof; and

                     c. Lender shall have received affidavits or lien waivers from General Contractor and the subcontractors in the form attached hereto as EXHIBIT M or such other form as may be approved by Lender as to the amounts requested under the Draw Request (or, alternatively, as to amounts requested under the immediately preceding Draw Request); and

                     d. Borrower has provided Lender with evidence reasonably satisfactory to Lender that upon payment of the Draw Request, Borrower will have enough funds in the Budget to complete the remaining Improvements (excluding the portions of the remaining Improvements relating to soft costs and other line items not included in the Budget), or if the budgeted funds are not adequate, Lender shall have approved a modification of the Budget to eliminate such inadequacy, which approval shall not be unreasonably withheld (but this shall not be construed to require Lender to approve items not included in Borrower's Costs or to increase the Maximum Loan Amount); and

                     e. Borrower has delivered to Lender an update of title acceptable to Lender followed by a down date endorsement to the Title Policy evidencing the total amount of the Loan proceeds disbursed to date; and

                     f. Borrower has delivered to Lender a Certificate of Borrower in the form attached hereto as EXHIBIT N stating that there is no default (taking into account applicable notice and cure periods) under any of the Loan Documents or the Lease or any of the Other Leases (but this shall apply to the Other Leases only if the representations and warranties contained in the article of the Lease captioned "OTHER TENANCIES" shall be rendered inaccurate thereby), neither the Lease nor any of the Other Leases (but this shall apply to the Other Leases only if the representations and warranties contained in the article of the Lease captioned "OTHER TENANCIES" shall be rendered inaccurate thereby) have been modified or terminated and Borrower has not received or sent notice of an intent to terminate the Lease or any of the Other Leases, and that all the covenants, representations and warranties made by Borrower to Lender under Sections 4, 5 and 6 hereof are true and correct and have been complied with; and

                     g. Lender shall have received evidence that the amount(s) requested in the Draw Request is in accordance with the Budget (or is otherwise appropriate for disbursement pursuant to Section 1.3(e) hereof); and

                     h. Lender shall have received a certificate from Borrower's Architect in the form attached hereto as EXHIBIT O stating that the work for which payment is sought has been substantially completed and is in compliance with the Plans and Specifications.

               3.    FINAL DISBURSEMENT.   The final disbursement of
proceeds under the Loan and all sums retained pursuant to Section 2.2 hereof shall not become due until Borrower submits to Lender the following items:

                     a. a certificate signed by Borrower's Architect for the Project in the form set forth in EXHIBIT O (except that such certificate will state that the Project is completed in accordance with the Plans and Specifications and that final payment is due);

                     b. an affidavit from General Contractor together with receipts and such releases and waivers of lien as Lender may require, evidencing the fact that all contractors, subcontractors and other parties supplying labor or materials for the Project have been paid in full, and that all other indebtedness connected with the construction of the Project by General Contractor for which Borrower might be responsible, or for which the Project might in any way be subject to a lien, has been paid or otherwise satisfied;

                     c. evidence that all sureties (if any) on the Property have consented to final payment;

                     d. a certificate of occupancy for the Property (unless the failure to issue a certificate of occupancy is attributable to work required to be performed by the tenant under the Lease);

                     e. all original warranties for the work performed and materials used to construct the Property; and

                     f.   evidence that the statutory period for
mechanics' and materialmen's liens to attach has expired or evidence from the title company that issued the Title Policy will insure against future mechanics' and materialmen's liens resulting from the construction of the Project.

         F. DRAW REQUESTS. Before Lender becomes obligated to make any disbursement, it must receive a written request signed by Borrower using the form attached hereto as EXHIBIT Q ("DRAW REQUEST"), which Draw Request shall be sent to Lender at the address set forth in Section 8.3 hereof, accompanied by such documentation and information set forth in Sections 2.1(a) and (b) above, and Section 2.1(c) in the case of the final disbursement, or as otherwise requested by Lender. All such documentation and information must be acceptable in form and substance to Lender in the exercise of its reasonable judgment. In the event the Draw Request is so approved, Lender shall disburse directly to Borrower (or directly to General Contractor if Borrower so requests) such Loan funds equal to (a) the sum due pursuant to the Draw Request, to the extent that such sum is in the Budget (or a modification thereof which is approved in writing by Lender, in accordance with the reasonability standard set forth above), less (b) ten percent (10%) thereof to be retained by Lender until final payment shall be due and owing, provided, however, that subsequent to completion of fifty percent (50%) of the value of the Improvements, if in Lender's and Borrower's judgement, the Improvements are satisfactorily progressing and such progress continues, the future retainage shall be reduced to five percent (5%); provided, however that if at any time thereafter, in Lender's reasonable judgment, the Improvements are no longer satisfactorily progressing, the retainage will, from and after the next disbursement after notice thereof from Lender setting forth the reasons for its determination, unless satisfactory progress is subsequently restored, be ten percent (10%); provided, however, that if a Draw Request shall have been submitted prior to Borrower's receipt of such notice, then the increase in retainage will be postponed until the following disbursement. Notwithstanding the foregoing, if such disbursement would cause the total amount disbursed under the Loan, including accrued interest thereon, to exceed the Maximum Loan Amount, Lender shall only disburse such amount that, when added to the total amount of the Loan previously disbursed and all interest accrued but unpaid, will increase the Loan balance to equal the Maximum Loan Amount. Despite any other provisions of this or any other Loan Documents, Borrower may submit Draw Requests to Lender no more frequently than once each month, unless Lender has given its prior written consent in each instance.

         G. NO WAIVER OF CONDITIONS. Any waiver by Lender of a condition of disbursement must be expressly made by Lender in writing. Any such waiver shall not constitute a waiver with respect to (a) any other condition of that disbursement or (b) any condition with respect to any subsequent Draw Request. If Lender makes a disbursement before fulfillment of one or more required conditions, such disbursement shall not be a waiver of such disbursement conditions, and Lender reserves the right to require their fulfillment before making any subsequent disbursements. If all disbursement conditions are not satisfied, Lender, without waiving any rights or conditions as to any other or further disbursements, may, in its sole and absolute discretion, disburse selectively as to certain items or categories of costs and not others.

         H.    MAXIMUM LOAN AMOUNT.   The Lender shall have no obligation
to advance to Borrower pursuant to the Loan any sum in excess of the "MAXIMUM LOAN AMOUNT".

I. COVENANTS OF THE BORROWER. Borrower promises to keep and perform each of the covenants set forth below.

         A. COMMENCEMENT AND COMPLETION OF CONSTRUCTION. Borrower shall commence on-site physical construction of the Improvements within or by the date for the commencement of construction as established pursuant to Paragraph B.VIII (p.13) of the article of the Lease captioned "IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD" and shall diligently continue construction to completion, all in accordance with the schedule ("COMPLETION SCHEDULE") set forth in such Paragraph B.VIII. Borrower will cause to be prepared and sent to Lender, within sixty (60) days after completion of all construction, "as built" plans with respect to such construction and an "as built" survey showing the Land and all Improvements thereon and otherwise complying with the provisions of
Section 1.4(g) hereof.

         B. REQUIREMENTS. Borrower shall construct the Improvements in accordance with Paragraphs B.II and B.III (pp. 11-12) of the article of the Lease captioned "IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD".

         C.    CHANGES.

               (a) Borrower may make any reasonable changes necessary to the Plans and Specifications that are not material in nature and do not conflict with "Tenant's Preliminary Plans and Specifications" (as defined in the Lease) to the extent such changes are allowed under the Lease and, provided that Borrower first obtains the prior written approval of such changes from the tenant under the Lease (to the extent required by the Lease).

         D.    PURCHASE OF MATERIALS; CONDITIONAL SALES CONTRACTS; STORED
MATERIALS.

               1. Borrower shall not purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Land or in any Improvements under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless Lender in each instance has authorized Borrower to do so in writing.

               2. Lender shall also make disbursements to Borrower in accordance with the Budget for materials stored on the Land or off-site ("STORED MATERIALS"); provided that Borrower shall first supply to Lender evidence reasonably satisfactory to Lender: (i) that no Event of Default exists under any Loan Document and that Borrower has met all conditions for disbursement set forth in Paragraph 2.1 hereof; (ii) that the aggregate value of materials stored at the Property does not exceed $250,000.00; (iii) including bills of sale or other such documents reasonably satisfactory to Lender to establish Borrower's title to such Stored Materials or from the seller or fabricator of the Stored Materials that, upon payment, ownership thereof will vest in Borrower free of any liens or claims of third-parties; and (iv) (A) that the Stored Materials have been delivered to the Land and are satisfactorily stored on the Property to protect against theft, damage, vandalism,and the elements, or
(B) if the Stored Materials are not stored on the Property, that the Stored Materials are stored in a bonded warehouse or storage yard approved in writing by Lender, and that the warehouse or yard has been notified in writing that Lender has a security interest in the subject Stored Materials, and that there is insurance covering the Stored Materials against fire and the perils commonly covered under the extended coverage and vandalism and malicious mischief endorsements to the extent of 100% of the insurable value thereof protecting Borrower's and Lender's interests therein. No payments shall be made by Lender to Borrower for Stored Materials which are not yet delivered to the Land or a storage facility approved in writing by Lender.

         E.    SITE VISITS; RIGHT TO STOP WORK.

               1. Without limitation on Lender's rights pursuant to the Lease, Lender and its agents and representatives shall have the right at any time to enter and visit the Property for the purposes of observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction. In each instance, Lender shall give Borrower notice before entering the Property. Lender shall make reasonable efforts to avoid materially interfering with Borrower's use of the Property when exercising any of the rights granted in this Section 3.5.

               2. If at any time Lender shall reasonably determine that the construction of the Improvements is not satisfactory or that the construction should be discontinued for any reason, either temporarily or permanently, or if Lender shall determine that the construction of the Improvements is not in accordance with the Plans and Specifications, Lender may demand that the construction work stop until such time as the problems perceived by Lender are resolved to its satisfaction. Upon receipt of such demand by Lender, Borrower shall immediately cause all construction work to stop and to remain stopped until Lender orders commencement. Borrower shall cooperate with Lender to remedy any problems giving rise to the stoppage of construction.

         F. PAYMENT OF EXPENSES. Borrower shall pay for (a) all expense related to the recording of any instrument or document associated with the Loan, including documentary recording taxes and fees related to the Loan or the Loan documents; (b) Borrower's legal fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or caused to be delivered, by Borrower hereunder, including the Title Policy, and all endorsements and certificates thereto, and, without limitation, the cost of all performances by Borrower of its obligations hereunder; (c) reasonable legal fees and expenses paid by Lender to outside counsel and Lender's other reasonable out-of-pocket costs and expenses incurred in connection with the making of the Loan.

         G. NOTICES. Borrower shall promptly notify Lender in writing of:

               1. any pending or threatened litigation of which Borrower has knowledge affecting Borrower, or the Property, where the amount claimed is Fifty Thousand Dollars ($50,000) or more;

               2. any communication, notice or knowledge obtained by Borrower, whether or not in writing, that Borrower may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Land or the Improvements fail in any respect to comply with any applicable governmental law, regulation, ordinance or guidance;

               3. any material adverse change in the physical condition of the Property (including any damage suffered as a result of earthquakes or floods) of which Borrower has knowledge;

               4. any default (after applicable notice and cure periods) under the Construction Contract;

               5. any actual or proposed or threatened condemnation or taking for public or private use which affects all or any part of the Property or any interest in it of which Borrower has knowledge;

               6. any modification, amendment or termination of any Other Lease (but this shall apply only if the representations and warranties contained in the article of the Lease captioned "OTHER
TENANCIES" shall be rendered inaccurate thereby) without the prior written consent of Lender or any default or notice of termination under any of the Other Leases (but this shall apply only if the representations and warranties contained in the article of the Lease captioned "OTHER
TENANCIES" shall be rendered inaccurate thereby);

               7. any enforcement, cleanup, removal, remedial or other governmental or regulatory actions threatened, instituted or completed against or with respect to the Property pursuant to any applicable Environmental Laws (as hereinafter defined) of which Borrower has knowledge, and any claims threatened or made by any non-governmental party against or with respect to the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (as hereinafter defined) of which Borrower has knowledge ("ENVIRONMENTAL CLAIMS");

               8. any filing of or any notice of an intent to file a lien of any type, including a mechanic's lien or materialman's lien, against the Property of which Borrower has knowledge;

               9. the occurrence of any material labor controversy not previously disclosed to Lender which is pending or threatened against Borrower or any construction contractor involved in the construction of the Improvements, or the occurrence of any material development in any such labor controversy previously disclosed to Lender, in each case to the extent Borrower has knowledge; or

               10. any notice received by Borrower with respect to the cancellation, material adverse alteration or non-renewal of any insurance coverage required to be maintained with respect to the Project.

         H. SUBDIVISION. Borrower shall, at its sole cost and expense, diligently attempt to cause the Subdivision to be accomplished on or before September 30, 1996. Notwithstanding Borrower's diligent attempts to cause the Subdivision to be accomplished by such date, if Borrower fails to cause the Subdivision to be accomplished on or before such date, then Lender shall have no obligation to fund any portion of the Loan.

II. REPRESENTATIONS AND WARRANTIES. Borrower promises that each representation and warranty set forth below is true, accurate and correct as of the date of this Agreement, and each such representation and warranty shall survive the execution and delivery of this Agreement and all other Loan Documents.

         A. EXISTENCE AND CAPACITY. Borrower is a general partnership formed under the Illinois Uniform Partnership Law, and is duly organized and validly existing under the laws of the State of Illinois. A true and complete copy of the partnership agreement of Borrower has been delivered to Lender. Borrower is authorized to do business in the Commonwealth of Virginia. Borrower has the partnership power and partnership authority to own the Land and the Project, to construct the Improvements, and to enter into and perform its obligations under this Agreement and each other Loan Document executed by Borrower. The only partners in Borrower are JMB Income Properties, Ltd.-V and Bristol Partners. No action has been taken to dissolve or terminate Borrower. JMB Income Properties, Ltd.-V and Bristol Partners are each formed under the laws of Illinois, are each a duly organized and validly existing limited partnership and general partnership, respectively, under the laws of Illinois, and are each authorized to do business in the Commonwealth of Virginia; and JMB Income Properties, Ltd.-V is in good standing under the laws of Illinois and Virginia, and to the extent that Borrower and/or Bristol Partners is required to become authorized to do business, to be in good standing (if applicable) or to otherwise comply with filing requirements in Illinois and/or Virginia, each is in compliance with such requirement.

         B. AUTHORIZATION AND NON-CONTRAVENTION. The execution and delivery of the Loan Documents by Borrower, and the performance and observance of the provisions thereof, have been duly authorized by all necessary actions of the partners in Borrower and their respective partners, all in accordance with their respective organizational documents. Notwithstanding any provision to the contrary contained in Borrower's partnership agreement, by virtue of the consent of each general partner of Borrower to the transactions contemplated by this Agreement and the other Loan Documents, Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party shall not result in a breach of or a default under Borrower's partnership agreement. Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party shall not result in a breach of or a default under any agreement to which Borrower is a party or by which Borrower or any of its assets may be bound or affected.

         C. FINANCIAL INFORMATION. All financial statements regarding Borrower and General Partner delivered by Borrower to Lender pursuant to this Agreement are true and correct in all material respects as of the respective dates thereof, and, unless otherwise set forth therein or in any accountant's certification annexed thereto, all annual financial statements (whether audited or unaudited) have been prepared in accordance with generally accepted accounting principles ("GAAP") and fairly present Borrower's and General Partner's financial condition as of the respective dates thereof, and no changes have occurred in Borrower's or General Partner's financial condition reflected therein since the respective dates thereof which would materially adversely affect the ability of Borrower to make any payment or perform any other material obligation required under this Agreement or any other Loan Document.

         D. NO OTHER DEFAULTS. Except as otherwise previously or concurrently disclosed to Lender in writing and approved by Lender in writing, Borrower is not in default under the terms of any other indebtedness or obligation of Borrower, nor in default with respect to any order, writ, injunction, judgment, decree or demand of any court or tribunal or any governmental authority, if any such default would have a material adverse impact on Borrower's ability to comply with its obligations under the Loan Documents.

         E. LITIGATION. Except as otherwise previously or concurrently disclosed to Lender in writing and approved by Lender in writing, there are no actions, suits or proceedings pending or threatened against or affecting Borrower before any court of law or equity or any administrative board or before or by any governmental authority which would have a material adverse impact on Borrower's ability to comply with its obligations under the Loan Documents.

         F. PERMITS AND APPROVALS. All zoning, platting (subject to the filing of the Subdivision), site planning, developmental and other similar governmental requirements which are conditions precedent to the commencement of construction of the Improvements or to the recording of the Deed of Trust and the creation of a valid first lien have been duly complied with. Borrower has duly obtained or caused to be obtained all currently required permits, licenses, approvals and consents from, and made or caused to be made all filings with, any governmental authority (and the same have not lapsed nor been rescinded or revoked) which are necessary in connection with the construction of the Improvements, the execution and delivery of any Loan Document, the performance of Borrower's obligations to Lender hereunder, or the enforcement of any Loan Document.

A true and correct copy of all such existing permits, licenses, approvals, consents and filings (including any changes or supplements thereto) have been or, with respect to the Subdivision, will be delivered to Lender.

         G. TAXES. To the extent required by applicable law, Borrower has filed all necessary tax returns and reports and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books in accordance with GAAP.

         H. GENERAL CONTRACT. Borrower has delivered to Lender a true and correct copy of the Construction Contract (including all change orders thereto), which cover(s) all labor, materials and equipment required by the Plans and Specifications as necessary to complete the Project. Except as otherwise previously or concurrently disclosed to Lender in writing, Borrower has received from General Contractor no notice of default or notice of intention to suspend work under the Construction Contract.

         I. CONSTRUCTION. All construction work performed on the Improvements will be performed in accordance with the Plans and Specifications and all applicable governmental requirements; to Borrower's knowledge, when the Improvements are completed in accordance with the Plans and Specifications, the Improvements will not encroach upon any building line or setback line nor violate any recorded or visible easement which exists with respect to the Land, except to the extent that such encroachment or violation has been approved by the applicable governmental authorities.

         J. LABOR CONTROVERSIES. Except as otherwise previously or concurrently disclosed to Lender in writing, to Borrower's knowledge there are no labor controversies pending or threatened against Borrower or any construction contractor involved in the construction of the Improvements.

         K. VIOLATIONS. Except as previously or concurrently disclosed to Lender in writing, Borrower has no knowledge of and has received no notices of any material violations of any federal law or municipal ordinance or order or requirement of the Commonwealth of Virginia or any municipal department or other governmental authority having jurisdiction affecting the Property, which violations in any way relate to or affect the Property.

         L. COMPLIANCE WITH RESTRICTIONS. Except as previously or concurrently disclosed to Lender in writing, to Borrower's knowledge the use of the Property contemplated by Borrower complies and will comply with all applicable restrictive covenants, zoning and subdivision ordinances and building codes, all other applicable laws, rules and regulations, and all standards and regulations of appropriate supervising boards of fire underwriters and similar agencies.

         M. UTILITIES. All utility and municipal services necessary for the construction, occupancy and operation of the Improvements are now available at the Land (or will be so available as necessary for such purposes), including water supply, storm and sanitary sewer facilities, electricity, gas (if applicable) and telephone facilities. All binding agreements, allocations or commitment letters required to ensure the connection of the Improvements to such services have been obtained or will be available from the utility companies and/or governmental authorities providing such services, and all impact, connection or other requisite fees therefor have been paid or are included in the Budget.

         N. ACCESS. All public and private roads necessary for the utilization of the Improvements for their intended purposes after construction are now completed and available for vehicular ingress to and egress from the Land (or will be so completed and available by the date Lender opens its store for business). All utility, private roadway, parking, access (including curb cuts), and similar easements and covenants and permits required for the Project have been granted or issued or can be obtained when required by the applicable stage of construction of the Improvements.

         O. FULL DISCLOSURE. To Borrower's knowledge, all factual information relating to Borrower or the Project previously or concurrently furnished to Lender in writing or on behalf of Borrower in connection with the Loan pursuant to the requirements of the Loan Documents is true and accurate in every material respect on the date which such information is dated or certified, and is not incomplete by omitting to state any material fact necessary to make such information not misleading.

         P. PURPOSE OF LOAN. Borrower is obtaining the Loan from Lender for the purpose of holding, developing and managing real estate for profit, and, pursuant to the provisions of Section 6.1-330.76 of the Code of Virginia, the Loan is therefore exempt from the provisions of Virginia laws which might otherwise impose a maximum rate of interest on the Loan.

         Q. NO DEFAULT. Except as otherwise previously or concurrently disclosed to and approved by Lender in writing, to Borrower's knowledge no uncured Event of Default exists under this Agreement, any other Loan Document, the Lease, or any of the Other Leases and Borrower is in compliance with all terms and conditions contained in this Agreement, the Lease, the Other Leases, and all other Loan Documents (but this paragraph shall apply to the Other Leases only if the representations and warranties contained in the article of the Lease captioned "OTHER TENANCIES" shall be rendered inaccurate thereby).

         R. BINDING OBLIGATIONS. The Loan Documents executed by Borrower constitute the valid and legally binding obligations of Borrower enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy and other laws of general applicability relating to or affecting creditors' rights.

III. COVENANTS OF BORROWER. So long as any amount remains payable with respect to the Loan or otherwise pursuant to any Loan Document, Borrower hereby covenants and agrees with Lender as follows:

         A. PAYMENTS. Borrower shall pay when due and owing all sums payable to Lender under the Note, this Agreement, and any other Loan Document executed by Borrower.

         B. COSTS AND EXPENSES. Borrower shall pay all reasonable costs and expenses incurred to third parties by Lender as set forth in
Section 3.6 hereof, including those incurred in connection with (a) the preparation and execution of this Agreement and the other Loan Documents (and any amendments required or proposed from time to time), (b) the collection or disbursement or administration of the Loan, including the fees and expenses of Lender's outside local counsel, (c) the fees and charges of Lender's representative or architect for periodic inspections of the Improvements and the review of the Plans and Specifications, (d) appraisal and survey costs, title insurance charges and premiums, transfer taxes and mortgage taxes (if any), (e) costs associated with the Subdivision, including reasonable attorney's fees, and (f) recording and filing fees for Loan Documents. Borrower shall pay all costs and expenses incurred by Lender, including reasonable attorney's fees, if payment of the Loan or performance under any Loan Document is enforced by or through an attorney at law, whether or not involving appellate, administrative or bankruptcy proceedings. Borrower's obligations under this Section shall survive any termination of this Agreement.

         C. EXISTENCE, FRANCHISES, PERMITS. Borrower shall do or cause to be done at all times all things necessary to maintain and preserve its existence under the laws of its jurisdiction of organization and in the Commonwealth of Virginia, and to preserve, protect, renew and extend any and all franchises, permits, licenses, privileges, concessions and other material rights (including those relating to land use and development, construction, access, water rights and use, noise, waste disposal and pollution control) that are or may be applicable from time to time to Borrower or that have been or may be granted for the Project or the use thereof.

         D. FINANCIAL REPORTS. Borrower shall furnish or cause to be furnished to Lender copies of the following financial statements, reports and information:

               1. promptly when available and in any event within 120 days after the close of each fiscal year, a balance sheet dated as of the close of such fiscal year, and statements of earnings, and source and application of funds for such fiscal year of Borrower and General Partner. Borrower's financial statements shall be certified by an officer of the managing general partner of General Partner. General Partner's financial statements shall be audited and certified by a firm of independent public accountants of recognized standing, without any qualification or exception which is of a "going concern" or similar nature, or which relates to the limited scope of examination of matters relevant to the financial statements so certified.

               2. promptly when available and in any event within 90 days after the close of each quarter of each fiscal year, after commencement of operations in the Improvements, a balance sheet at the close of such quarter, and a statement of earnings (or operations), and source and application of funds (or cash flows) for the period commencing at the close of the previous fiscal year and continuing through the close of such quarter, of Borrower, certified by an officer of the managing general partner of General Partner.

               3. from time to time, such other information with respect to the financial condition and operations of Borrower as Lender may reasonably request.

         E. TAXES. Borrower shall pay and discharge, or cause to be paid and discharged, before the same become delinquent and before any applicable penalty may be imposed thereon, all federal, state and local taxes, assessments and other governmental charges or levies against the Property or any part thereof, or against the Note or the Deed of Trust or any other instrument evidencing or securing any of the Loan, or against the trustee(s) under the Deed of Trust. Borrower shall provide Lender with receipted tax bills or canceled checks or other evidence of payment of all such taxes or assessments or charges within sixty (60) days after the delinquency date for each such payment or installment thereof. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment or charge, and pending such contest Borrower shall not be deemed in default hereunder if:

               1. prior to delinquency of the asserted tax or assessment or charge, Borrower either posts security required by the applicable authority in order to properly contest such tax or assessment or charge, or establishes an escrow, bond or other assurance or security reasonably acceptable to Lender adequate to cover the payment of such tax or assessment or charge with interest, cost and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow, if held by Lender, shall be returned to Borrower upon payment of all such taxes, assessments, charges, interest and penalties); and

               2. Borrower promptly causes to be paid any amount adjudged by final unappealable judgment by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final;

provided however, that in any event such contest shall be concluded and the tax, assessment, charge, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Property or any portion thereof may be sold.

         F. LIENS AND ENCUMBRANCES. Except as permitted in this Section or otherwise provided in this Agreement or any other Loan Document, Borrower shall not, without the prior written consent of Lender, create, place or permit to be created or placed, or through any act or failure to act voluntarily acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien (whether statutory, constitutional or contractual), encumbrance or charge, security interest, financing statement, equipment lease, chattel mortgage, conditional bill of sale, title retention contract, or other security device or instrument, against or covering the Property or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest of the Deed of Trust. If any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Lender and are not otherwise permitted under this Agreement or any other Loan Document, then Borrower will cause the same to be promptly discharged and released; provided, however, that Borrower may contest in good faith any involuntary lien claimed against any part of the Property, so long as Borrower deposits with the appropriate governmental authority any amounts necessary to contest such lien pursuant to applicable law or deposits with Lender a bond or other assurance or security in such amount reasonably acceptable to Lender, and such lien is discharged and released promptly upon entry of a final unappealable judgment establishing the validity of such lien.

         G. COMPLIANCE. Borrower shall comply at all times with all terms and conditions of the Loan Documents. Borrower shall comply or cause compliance at all times with all laws, rules, regulations, ordinances and other requirements of any federal, state, county, municipal or other governmental authorities relating to the Property, other than those for which Lender is responsible pursuant to the Lease.

         H. INSURANCE. Borrower shall maintain or cause to be maintained in force insurance coverage at the times and to the extent required to be maintained under the Loan Documents and the Lease and shall furnish to Lender upon request at reasonable intervals a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all insurance maintained by Borrower in accordance with the Loan Documents and the Lease.
               1. Not later than ten (10) days before the expiration date of any such insurance policy, Borrower shall deliver or cause to be delivered to Lender a binder or certificate of the insurer evidencing the renewal or replacement of that policy.

               2. If Borrower fails to obtain, effect or maintain (or cause to be obtained, effected or maintained) the insurance required under the Loan Documents and the Lease, then (i) Borrower will indemnify and hold Lender harmless from and against any damage, loss, liability or expense resulting from all risks that would have been covered by the required insurance if so maintained; and (ii) Lender shall have the right (but not the obligation) to obtain such insurance at Borrower's expense, and in such event Borrower shall reimburse Lender for the full amount so expended by Lender, together with interest at the Default Rate set forth in the Note.

         I. RESTORATION AND RECONSTRUCTION. In the event any of the Improvements are destroyed or damaged by fire, explosion, windstorm, hail or any other casualty against which insurance is required under this Agreement, the Lease or any of the Loan Documents, or in the event any of the Land or Improvements is condemned or taken under power of eminent domain, then all insurance proceeds (other than those relating to loss of rent) or condemnation proceeds shall be paid directly to Lender and applied first to reimburse Lender and the trustee(s) under the Deed of Trust for all reasonable costs and expenses, including reasonable attorney's fees, incurred in connection with the collection of such proceeds. Thereafter, if no Event of Default then exists under any of the Loan Documents, then the balance of the proceeds (after payment of such collection expenses) shall be applied by Lender to the restoration or reconstruction of the Improvements, and to the extent there are proceeds remaining, such proceeds shall be applied to reduce the balance of the Loan, and Borrower may keep any surplus proceeds remaining after such restoration or reconstruction and reduction of the Loan; if an Event of Default then exists Lender may elect whether to apply such proceeds to the restoration or reconstruction of the Improvements or to apply such proceeds in reduction of the Loan. If the election is made to apply the insurance or condemnation proceeds to the restoration or reconstruction of the Improvements (or if such application is otherwise required, as set forth above), then Lender shall disburse the proceeds for restoration or reconstruction costs in accordance with the provisions of this Agreement governing advances of Loan funds.

         J. PLANS. No construction shall be undertaken on the Land except as shown in the Plans and Specifications, as changed or supplemented from time to time in accordance with this Agreement.
Further, all construction shall be in accordance with the terms and provisions of the Construction Contract and Borrower shall not breach or default in its obligations under the Construction Contract. Without Lender's prior written consent, which shall not be unreasonably withheld, Borrower shall not modify or amend the Construction Contract. To the extent assignable, Borrower hereby assigns to Lender and grants Lender a security interest in all of the Plans and Specifications, the Construction Contract, and all changes thereto (regardless of whether so approved) as collateral for the Loan and agrees that the Plans and Specifications, the Construction Contract, and all such changes are covered by the security agreement provisions of the Deed of Trust. To the extent assignable, Borrower hereby assigns to Lender and grants Lender a security interest in all licenses, permits and approvals pertaining to the construction or operation of the Improvements, as changed or supplemented from time to time, as collateral for the Loan and agrees that the same are covered by the security agreement provisions of the Deed of Trust.

         K. CONSTRUCTION. Borrower shall construct or cause construction of the Improvements on the Land with materials of high quality and with diligence and continuity, and shall complete the same in a good and workmanlike manner in accordance with the Plans and Specifications and free and clear of any mechanic's liens or claims or lien. On demand of Lender or any governmental authority, Borrower shall promptly, in accordance with good construction practices, commence to correct any structural defects in the Improvements or any substantial departures from the Plans or Specifications or any encroachments revealed by any survey of the Improvements and not shown in the Plans and Specifications and Borrower shall diligently complete such correction.

         L. ASSIGNMENT BY BORROWER. Borrower shall not assign or transfer Borrower's rights under any Loan Document or any proceeds of the Loan without the prior written consent of Lender, which may be withheld in Lender's sole discretion, and any such unpermitted assignment or purported assignment shall constitute a default.

         M. USE OF LOAN FUNDS. Borrower agrees that all materials and equipment contracted or purchased for the construction of the Improvements, and all labor hired or contracted therefor and paid for with Loan funds, shall be used and employed solely on the Project and for no other purpose. Borrower shall use the Loan funds only for the specific purposes for which Lender advances them, and Borrower shall receive all such funds and shall hold the right to receive them as a trust fund for the sole purpose of paying the specific costs of the Project in accordance with this Agreement.

         N. FURTHER ASSURANCES. Borrower shall sign and deliver to Lender such documents, instruments, assignments and other writings, and do such other acts necessary to preserve and protect the collateral at any time securing or intended to secure the Loan or to perfect the lien thereof and to carry out the intents and purposes of the Loan Documents, as Lender may reasonably require in writing.

IV. ENVIRONMENTAL MATTERS. Borrower and Lender agree as follows with respect to (a) any Environmental Claims made with respect to the Property and (b) any raw materials, products, waste, or other substances classified as hazardous or toxic under any applicable Environmental Law, excluding materials in small quantities normally found in retail stores or shopping centers (the "HAZARDOUS MATERIALS"):

         A. ENVIRONMENTAL LAWS. As used in this Agreement, the term "ENVIRONMENTAL LAWS" means any present or future federal, state or local laws, ordinances, rules or regulations pertaining to any Hazardous Materials affecting the Property from time to time, or pertaining to air or water or noise pollution, underground tanks, asbestos, or radon, as such laws, ordinances, rules and regulations may be amended from time to time.

         B. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

               1. The firm of ATEC Environmental Consultants was engaged by Borrower to perform an environmental site assessment of the Land in order to identify the evidence of any Hazardous Materials which may have been used, stored or disposed of on the Land, and Borrower has delivered to Lender a true and correct copy of the environmental report titled "Phase 1 Environmental Site Assessment/Asbestos Bulk Survey" dated January 25, 1990 prepared by said firm in connection with its site assessment (the "ENVIRONMENTAL REPORT").

               2. Except as otherwise previously or concurrently disclosed to Lender in the Environmental Report or in any other writing, Borrower has no knowledge to indicate that the Land was ever used for, and during Borrower's period of ownership of the Land Borrower has not used or knowingly permitted the Land to be used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for storage of Hazardous Materials in violation of any Environmental Laws, for underground storage tanks used for petroleum products or chemicals, or for any other use that is likely to give rise to the release of Hazardous Materials on the Land.

               3. Except as otherwise previously or concurrently disclosed to Lender in writing, Borrower has not received any notice or other communication from any governmental agency with respect to any Environmental Claims, and to Borrower's knowledge no inspection, audit, inquiry or other investigation has been or is being proposed or conducted by any governmental authority concerning the presence or discharge of Hazardous Materials at the Land or concerning whether conditions at the Land are in violation of any Environmental Laws.

               4. Except as otherwise previously or concurrently disclosed to Lender in writing, to Borrower's knowledge the present condition of the Land does not violate any Environmental Laws and the use of the Land by Borrower contemplated in the Loan Documents complies and will comply with all applicable Environmental Laws.

         C. KNOWN VIOLATIONS. Borrower shall not knowingly permit the Property to be used in violation of any applicable Environmental Laws, and after obtaining actual knowledge of any such violation by any person or entity, Borrower shall make a reasonable investigation and inquiry as to the nature and extent of the violation and shall use its reasonable efforts, based upon that investigation and inquiry, to cause such person or entity to curtail such violation and undertake any necessary remedial actions within a reasonable period of time (but in any event within the time required by applicable Environmental Laws).

         D. ENVIRONMENTAL CLAIMS. Borrower shall promptly advise Lender in writing of any Environmental Claims as soon as Borrower first obtains knowledge thereof. Without Lender's prior written consent, which shall not be unreasonably withheld or delayed, Borrower shall not enter into any settlement, consent or compromise with respect to any Environmental Claim which is likely, in Lender's judgment, to impair the value of Lender's security under the Deed of Trust. Lender shall have the right to join and participate in, as a party if Lender so elects, any legal proceedings or action initiated in connection with any Environmental Claims and to have its reasonable attorneys' fees and expenses in connection therewith paid by Borrower, or be defended by Borrower from and against any Environmental Claims.

         E. REMEDIAL ACTIONS. Without first notifying Lender in writing, Borrower shall not take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Property if, in Lender's judgment, the remedial action is likely to impair the value of Lender's security under the Deed of Trust. In the case of a remedial action that, in Lender's judgement, is likely to impair the value of Lender's security under the Deed of Trust, Lender's prior consent shall be required but shall not be withheld if, upon the advice of professionals who are duly qualified and trained to make such judgments, there is no reasonable alternative to such remedial action which would result in less impairment of Lender's security under the Deed of Trust, but only if and to the extent that remediation is required to be performed by the Environmental Protection Agency or another governmental agency with jurisdiction over environmental matters relating to the Property. Lender shall reasonably cooperate with Borrower, at no cost or expense to Lender, in connection with any remedial action required by any applicable governmental authority. If Lender has possession of the Land, such cooperation shall include providing reasonable access to the Land so that Borrower may, without additional delay or cost, undertake and complete the remedial action and obtain confirmation of the same from the applicable governmental authority; provided, however, that Borrower's written request for such access shall specify the precise nature of the remedial action required and Borrower shall upon request provide such funds or other security or assurances as Lender reasonably deems appropriate to protect Lender from any cost or expense and to protect the Land and Improvements from loss or damage in connection with the remedial action.

         F. INDEMNITY. Borrower hereby agrees to indemnify and defend Lender and hold Lender(in its capacity as Lender but not in its capacity as tenant under the Lease), its directors, officers, employees, agents, shareholders, successors and assigns, and the trustee(s) under the Deed of Trust, harmless from and against any and all claims, losses, actual damages (including consequential damages), liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, liens, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' fees and expenses), arising in whole or in part from any Environmental Claims or from:

               1. the presence on, under or about the Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from the Land;

               2. any required or necessary repair, cleanup or detoxification of the Land, including any remediation contemplated under
Section 6.5 above, and the preparation and implementation of any closure, remedial or other required plans;

               3.    compliance with the requirements of any
Environmental Laws in connection with any sale, transfer, closure or termination of operations with respect to the Land, including any of the same in connection with any foreclosure action or deed in lieu thereof; or

               4. any activity carried on or undertaken on the Land prior to or during the term of the Loan, by Borrower or any predecessor in title or any tenants, employees, agents or contractors of Borrower or any predecessor in title or any third persons at any time occupying or present on the Land lawfully and with the permission of Borrower or any predecessor in title, other than Lender and any Permitted Occupant (defined below), in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Materials at any time located or present on, under or about the Land.

Neither this indemnity nor any of Borrower's other obligations under this
Section 6 shall apply with respect to any of the foregoing matters to the extent that (i) the release or discharge of the Hazardous Material giving rise to such foregoing matter first occurs after the earlier to occur of full repayment of the Loan and the compliance with all of Borrower's other obligations under all of the Loan Documents or the release of the Deed of Trust, or (ii) such matter arises from the negligence, willful misconduct or other acts or omissions of Lender or the tenant under the Lease or their respective contractors, agents, employees, subtenants or concessionaires (collectively, the "PERMITTED OCCUPANTS"), excepting such matters to the extent arising from or as a result of any act or omission or negligence of Borrower or its agents, contractors, servants or employees.

         G.    SECURITY AND SURVIVAL.  The indemnity set forth in this
Article is included in the Loan and is secured by the Deed of Trust and all other Loan Documents securing the Loan from time to time. This indemnity shall survive the repayment of the Loan and the satisfaction or reconveyance of the Deed of Trust, or the transfer of title to the Land through foreclosure sale or trustee's sale or pursuant to a deed in lieu thereof.

V.       DEFAULT AND REMEDIES.

         A.    EVENTS OF DEFAULT

               Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events ("EVENTS OF
DEFAULT"):

               1. Borrower fails to make any payment of principal or interest under the Note when due and does not cure such failure within ten
(10) days after written notice thereof from Lender, or Borrower fails to make any payment of any other amount required to be paid under the Note, the Deed of Trust or any other Loan Document, as the same shall become due and payable, whether at maturity or when accelerated or otherwise, and Borrower does not cure such failure within ten (10) days after written notice thereof from Lender; or

               2. A receiver, trustee, or custodian is appointed for all or substantially all of the Land or the Property in any proceeding brought by Borrower or any of its partners, or any such receiver or trustee shall be appointed in any proceeding brought against Borrower or any of its partners and not discharged within sixty (60) days after such appointment; or

               3. Borrower or any of its partners shall file a petition under any section or chapter of the Federal Bankruptcy Reform Act, as amended, or under any similar law or statute of the United States or any State thereof regarding bankruptcy, insolvency or creditors' rights, or Borrower or any of its partners shall be adjudged bankrupt or insolvent in proceedings filed against Borrower or any of its partners, or a petition or answer proposing the adjudication of Borrower or any of its partners as a bankrupt or insolvent or its reorganization under any present or future federal or state bankruptcy or insolvency or similar law shall be filed in any court and (in the case of an involuntary action) such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

               4. Any representation or warranty made or given in any of the Loan Documents by Borrower, or in the Lease by Landlord, proves to be false or misleading in any material respect; or

               5. Borrower fails to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required in any of the Loan Documents to be observed, kept or performed, other than those referred to elsewhere in this Section 7.1, if such failure continues for thirty (30) days after notice thereof from Lender, provided that if such failure cannot be cured during the initial thirty (30) day period, and if Borrower commences to cure such failure within said thirty (30) day period and diligently and continuously pursues the cure to completion, then such thirty (30) day period shall be extended for an additional sixty (60) days or such longer period that Borrower demonstrates to Lender's reasonable satisfaction is reasonably necessary for the completion of the cure; or

               6. Borrower fails to deliver to Lender any financial statements, reports, insurance policies or insurance certificates as required hereunder and such failure continues for ten (10) days following notice thereof from Lender; or

               7. A judgment, order, or decree is entered against Borrower which (i) permanently enjoins or otherwise prevents or declares invalid or unlawful Borrower's construction, occupancy, maintenance or operation of the Improvements, or (ii) orders the sale or seizure of the Land, Improvements or the Project or any part thereof under writ of execution or other process of law; or

               8. A levy is made under any process on the Property or any portion thereof, or the Property or any portion thereof is taken on execution or other process of law in any action against Borrower; or

               9. Any person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower from performing this Agreement or any of the Loan Documents, and such proceedings are not properly contested or such decree is not vacated within sixty (60) days after the granting thereof; or

               10. Without Lender's prior written consent, Borrower creates, places, permits to be created or placed, or through any act or failure to act voluntarily acquiesces in the placing of, or allows to remain, any deed of trust, mortgage, voluntary or involuntary lien (whether statutory, constitutional or contractual), encumbrance or charge, security interest, financing statement, equipment lease, chattel mortgage, conditional bill of sale, or other security device or instrument, against or covering the Land, the Improvements, the Project, or any part thereof, regardless whether the same are expressly or otherwise subordinate to the lien or security interest of the Deed of Trust and the other Loan Documents but subject to Borrower's contest rights if and to the extent provided for in this Agreement; or

               11. Without Lender's prior written consent, Borrower shall dissolve or liquidate, or the partnership interest in Borrower of any partner of Borrower shall be sold, assigned or transferred, voluntarily or involuntarily, to a party other than the other current partners pursuant to the partnership agreement creating Borrower or General Partner(including any transfer resulting from any foreclosure of or realization upon any lien or security interest with respect to any such partnership interest), or General Partner shall dissolve or liquidate (but a merger or consolidation with or into another entity shall not be a default provided substantially all of the assets are transferred to the surviving entity); or

               12. Borrower sells, transfers or otherwise disposes of the Land, the Improvements, the Project, or any portion thereof, or, whether in one or more than one transaction, all or substantially all of the Entire Premises (as defined in the Lease) unless at the closing of such sale or transfer transaction Borrower pays to Lender all amounts outstanding under the Loan Documents (which Borrower hereby agrees to do); or

               13. Borrower fails to cure any default on the part of Borrower under the Construction Contract within seven (7) days following the contractor's issuance of a notice of default thereunder or a notice to terminate the Construction Contract, or Borrower voluntarily materially amends, materially modifies or terminates the Construction Contract without the prior written consent of Lender (which Lender may grant or withhold in its reasonable discretion); or

               14. The holder of any lien or security interest on the Land, the Improvements or the Project, or any part thereof (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest)institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

               15. Borrower fails to comply with any requirement of any governmental authority within thirty (30) days after receipt of notice thereof; or

               16. Borrower modifies, amends or terminates any of the Other Leases without Lender's consent (but this shall apply only if the representations and warranties contained in the article of the Lease captioned "OTHER TENANCIES" shall be rendered inaccurate thereby); or

               17. Under any of the Loan Documents or the Lease or any of the Other Leases (but this shall apply to the Other Leases only if the representations and warranties contained in the article of the Lease captioned "OTHER TENANCIES" shall be rendered inaccurate thereby), a default (taking into account applicable notice and cure periods) by Borrower occurs; or

               18. Borrower fails to pursue construction diligently and such failure would permit the tenant under the Lease to terminate the Lease pursuant to Paragraph B. IX of the article of the Lease entitled "Improvements to be Constructed by Landlord"; or

               19. Any construction of the Improvements or materials, articles or fixtures used in connection therewith be not in accordance with the Plans and Specifications, or Borrower amends or modifies the Plans and Specifications in violation of this Agreement and, in either case Borrower fails to cure such violation within the time period set forth in (e) above, subject to the extension provided for therein; or

               20. Borrower is unable or fails to satisfy any condition of Borrower's right to receive disbursements hereunder for a period in excess of one hundred twenty (120) days after Lender's refusal to make any future advances.


         B. EXCUSED DEFAULTS. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event Borrower is unable to perform any obligation set forth in this Agreement or any other Loan Document (other than the payment of amounts due to Lender under the Loan Documents) by reason of circumstances which are caused by Lender's failure to perform the tenant's obligations under the Lease, such failure by Borrower shall not be deemed to be an Event of Default hereunder or under any other Loan Document until such time as Lender has performed such obligations under the Lease and Borrower, within thirty (30) days thereafter, fails to commence to perform its obligations under the Loan Documents or thereafter fails to diligently proceed to perform such obligations.

         C.    REMEDIES.

               1. If an Event of Default occurs under this Agreement, Lender may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Lender's rights and remedies shall be cumulative, except as otherwise expressly set forth herein. If any Event of Default occurs, Lender's obligation to lend funds under the Loan Documents shall immediately terminate, and Lender in its sole discretion may withhold any one or more disbursements. No disbursement of Loan funds by Lender shall cure any default of Borrower, unless Lender agrees otherwise in writing in each instance. Upon the occurrence of any Event of Default, all of Borrower's obligations under the Loan Documents may, at Lender's option at any time, become immediately due and payable without notice of default, presentment or demand for payment, notice of acceleration or of intent to accelerate, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Lender's option, exercisable in its sole discretion.

               2. Upon the maturity of the Loan, whether at the stated maturity date or through acceleration by Lender for an Event of Default, Lender shall have the right to foreclose the Deed of Trust and cause the sale of the Property as set forth in the Loan Documents and to pursue all other remedies provided therein or under applicable law. All such rights and remedies are and shall be separate, distinct and cumulative, and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy available to Lender, at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time, unless otherwise expressly provided to the contrary in the Loan Documents. In no event shall any provision of this Agreement or any other Loan Document be construed to permit "tacked" or cumulative grace or cure periods for the benefit of Borrower. No waiver by Lender of any such default or Event of Default, nor of any term or condition in any Loan Document, shall be deemed a waiver of any subsequent default or Event of Default of the same or any other kind nor a waiver of any other term or condition in any Loan Document. No such waiver shall be effective or deemed to exist unless evidenced by a writing duly executed by Lender, and then only to the extent expressly stated in such writing.

               3. During the continuation of any Event of Default that exists prior to the completion of the Project, Lender shall have the right (in addition to any other rights or remedies provided in this Agreement or any other Loan Document), with or without the appointment of a receiver, to take over Borrower's obligations under the Construction Contract, to enter into possession of the Project, to perform any and all work and labor necessary to complete the Improvements, and/or to employ watchmen to protect the Project and all materials and supplies therefor. All sums expended by Lender for such purposes shall be included in the Loan, shall bear interest at the Default Rate set forth in the Note, shall be payable ten (10) days after demand therefor, and shall be secured by the Loan Documents. Lender shall advise Borrower of the amount so expended by Lender, together with reasonably detailed evidence of the amount and purpose of the expenditure. Additionally, Lender shall have the right to make advances directly to subcontractors and contractors, and the execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to do so and advance the funds.

Such advances shall be secured by the Deed of Trust and all other liens and security interests securing the Loan, as fully as if made to Borrower, regardless of the disposition thereof by such contractors and subcontractors. Borrower hereby constitutes and appoints Lender as its true and lawful attorney in fact, with special powers to complete the Improvements in Borrower's name, place and stead, such special powers to be as follows: (a) to use for completion of the Improvements any casualty or condemnation proceeds held by Lender; (b) to make all such changes, additions or corrections in the Plans and Specifications, which Lender shall deem necessary or desirable, in its sole discretion, for the completion of the Improvements; (c) to employ such contractors, subcontractors, agents, supervisors, managers, inspectors, architects and other persons required for such completion, in Lender's exclusive judgment, even if such persons may be otherwise related to Lender; (d) provided that Borrower is released from any claim against Borrower by a third party with which Lender is settling pursuant to this subsection (d), to pay, settle or compromise all existing bills and claims which are or may become liens against all or any part of the Property or which Lender may determine in its sole discretion to pay, settle or compromise to facilitate the completion of the Property or the clearance of title; (e) to execute all applications, certificates and other writings which may be required by any construction contract or other contract or governmental authority; (f) to prosecute and defend all actions or proceedings in connection with the Property, and to take such actions and require such performances as Lender may deem necessary in its sole discretion; and (g) to do any and every act with respect to the construction and leasing of the Improvements which Borrower could do on Borrower's own behalf. Notwithstanding anything to the contrary set forth in this Section 7.3(c) or otherwise set forth in the Loan Documents, Lender shall have no rights to perform any of such acts in Borrower's name or as Borrower's attorney in fact unless each and every party with whom Lender deals in connection with the exercise of its rights or the performance of such acts agrees in writing that Borrower's liability is limited as set forth in Section 8.14 hereof; provided, however, that the foregoing agreement in writing shall not be required with respect to work performed by Lender or any other exercise by Lender of its rights under this Section 7.3(c) to the extent that Borrower shall not be obligated thereby to a third party.

VI.      MISCELLANEOUS PROVISIONS.

         A. NO WAIVER; CONSENTS. Each waiver by Lender must be in writing and signed by Lender, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Lender's delay in exercising or failure to exercise any right or remedy against Borrower or any security, whether on account of any default of Borrower or otherwise. Consent by Lender to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Lender's consent to be obtained in any future or other instance.

         B. PURPOSE AND EFFECT OF LENDER APPROVAL. Lender's approval of any matter in connection with the Loan shall be for the sole purpose of protecting Lender's security and rights. No such approval shall result in a waiver of any default or Event of Default of Borrower. In no event shall Lender's approval be a representation of any kind with regard to the matter being approved.

         C. NOTICES. All notices given under this Agreement must be in writing and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in certified United States mail, return receipt requested, postage prepaid, sent to the party at its address appearing below its signature or, in the case of a Draw Request, sent to Lender at the following address:

Mr. Richard O'Leary
J. C. Penney Company, Inc.
P.O. Box 10001
Dallas, Texas  75301-2114

Those addresses may be changed by either party by ten (10) days' written notice to the other party.

         D. ATTORNEYS' FEES. If any lawsuit is commenced which arises out of or relates to this Agreement, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or referee may adjudge to be reasonable attorneys' fees in the action, in addition to costs and expenses otherwise allowed by law.

Additionally, Borrower agrees to pay all costs and expenses incurred by Lender in any effort to enforce any of the obligations under this Agreement or any of the Loan Documents, including but not limited to reasonable legal fees and disbursements, whether or not any lawsuit is filed.

         E. APPLICABLE LAW. This Agreement shall be governed by Virginia law, without regard to any choice of law rules.

         F. SUCCESSORS AND ASSIGNS. Lender may not assign this Agreement without the prior written consent of Borrower except to a Related Corporation (as that term is defined in the Lease) or to a successor corporation by reason of merger, consolidation or sale of substantially all of Lender's assets. Borrower may not assign this Agreement without the prior written consent of Lender. Subject to the foregoing, the terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties.

         G. FORCE MAJEURE. If the work of construction is directly affected and delayed by an Unavoidable Delay, as that term is defined in the Lease, Borrower must notify Lender in writing within ten (10) business days after the event occurs which causes the delay. So long as no Event of Default has occurred and is continuing and such notice is given in a timely manner, Lender shall extend by a period of time equal to the period of the delay only those time periods stated in the Completion Schedule for completing construction which are directly affected and delayed by the event. No such extension shall affect the time for performance of, or otherwise modify, any of Borrower's other obligations under the Loan Documents or the maturity of the Note.

         H. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision.

         I. INTERPRETATION. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Time is of the essence in the performance of this Agreement by Borrower. The exhibits to this Agreement are hereby incorporated in this Agreement.

         J. AMENDMENTS. This Agreement may not be modified or amended except by a written agreement signed by the parties.

         K. COUNTERPARTS. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.

         L. LANGUAGE OF AGREEMENT. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.

         M. INTEGRATION OF DOCUMENTS. The Loan Documents integrate all the terms and conditions mentioned in or incidental to this Agreement, supersede all oral negotiations and prior writings with respect to their subject matter, and are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents or the Lease. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument other than the Lease, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

         N.  NON RECOURSE.

               1.    Prior to Completion (as defined below), paragraph
(b) of this Section 8.14 shall be applicable. From and after Completion, paragraph (c) of this Section 8.14 shall be applicable. "Completion" shall mean completion of the Improvements by Borrower and delivery of possession thereof to Lender as tenant under the Lease, except for punch list items (if any) which will cost no more than $50,000 to complete, as certified in writing by Borrower's Architect.

               2. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the only entities with financial or any other obligation under this Agreement or any other Loan Document, at law or in equity, are Borrower and General Partner, and Lender agrees to look solely to the assets of Borrower and General Partner (including but not limited to (i) the Escrow Amount [as defined in Section 8.15(a) hereof], (ii) Borrower's interest in the Property, (iii) the proceeds of sale receivable from any execution of any judgments against Borrower's interest in the Property and/or General Partner's interest in any of its assets, (iv) any consideration receivable by Borrower and/or General Partner from the sale or other disposition of all or any part of its right, title and interest in the Property or any of its assets, and (v) rents and other income from the Property and other assets receivable by Borrower and/or General Partner) to satisfy any claims under this Agreement or any other Loan Document, at law or in equity. No present or future direct or indirect constituent partner (other than General Partner) in or agent of Borrower or General Partner (an "OTHER PARTNER") nor any present or future advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes an Other Partner (including, but not limited to JMB Realty Corporation, Judd D. Malkin and Neil G. Bluhm), shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document, or any instrument or certificate securing or otherwise executed in connection with this Agreement or any other Loan Document, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Lender and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Borrower and General Partner for the payment of any claim or for any performance under the Loan Documents, at law or in equity. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each of the following shall not for any purpose be deemed to be an asset or the property of Borrower or General Partner (or any Other Partner): (i) any negative capital account of any partnership and (ii) any obligation to restore a negative capital account of, or to contribute capital to, any partnership. The foregoing limitations are in addition to, and not in limitation of, any other limitation on liability contained in this Agreement or in any other Loan Document or provided by law.

               (c) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, neither Borrower nor any Other Partner, nor any shareholder, officer, director, employee, trustee, beneficiary or agent of any entity that is or becomes an Other Partner (including, but not limited to JMB Realty Corporation, Judd D. Malkin and Neil G. Bluhm), shall be personally liable, directly or indirectly, under or in connection with this Agreement or any other Loan Document, or any instrument or certificate securing or otherwise executed in connection with this Agreement or any other Loan Document, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter. The recourse of the Lender and each of its successors and assignees under or in connection with this Agreement, any other Loan Document and such instruments and certificates, and any such amendments or modifications, shall be limited only to (i) Borrower's interest in the Property, (ii) the proceeds of sale receivable from any execution of any judgments against Borrower's interest in the Property,
(iii) any consideration receivable by Borrower from the sale or other disposition of all or any part of Borrower's right, title and interest in the Property, and (iv) rents and other income from the Property receivable by Borrower, and no other assets or property of Borrower shall be subject to levy, execution or other procedures for the satisfaction of Lender's remedies.

               (d) The provisions of this Section 8.14 shall not be deemed to deny to Lender, or limit its right to obtain, injunctive relief or specific performance of Borrower's covenants or obligations under this Agreement or to avail itself of any other right or remedy (not involving personal liability of Borrower in excess of the limits of personal liability fixed by the terms set forth in this Section) which may be accorded Lender by law or under the terms of this Agreement or the other Loan Documents by reason of Borrower's failure to perform its obligations thereunder.

               (e) Notwithstanding anything to the contrary contained in this Section 8.14, Borrower and General Partner shall be fully liable to Lender to the same extent that they would be liable absent the foregoing provisions of this Section for: (i) fraud or wilful misrepresentations of Borrower or General Partner and (ii) the fraudulent misapplication by Borrower or General Partner of either (x) any sums advanced under the Loan, (y) any proceeds paid under any insurance policies by reason of damage, loss or destruction to any portion of the Property, or (z) any proceeds or awards resulting from the condemnation or taking for public or private use of all or any part of the Property.

               (f) This provision shall have no effect on the provision of the Lease captioned "Limitation of Landlord's Liability" and the tenant's rights under the Lease with respect thereto.

         O.    ESCROW AGREEMENT.

               1. Prior to the first advancement of funds by Lender under the Loan, Lender and Borrower shall enter into an escrow agreement (the "ESCROW AGREEMENT") in accordance with the terms and conditions set forth in this Section. The escrowee ("ESCROWEE") shall be Chicago Title Insurance Company or another mutually satisfactory institutional third party escrow holder. Borrower shall deposit into the escrow (the "ESCROW") the amount of $1,000,000.00. Such amount, as it may be reduced from time to time as set forth below, is called the "ESCROW AMOUNT". Such amount was calculated by adding $732,600.00 to the $267,400.00 ("BORROWER'S CONTRIBUTION") to be paid by Borrower pursuant to Section 1.3(c). The Escrow Amount shall be placed in an interest bearing account or otherwise invested pursuant to instructions to be given to Escrowee by Borrower and reasonably acceptable to Lender (but the Escrow Agreement shall contain, if Borrower so elects, a list of mutually satisfactory permissible investments which may be made from time to time without additional consent from Lender), with interest accruing to Borrower.

               2. The Escrow Amount shall be reduced by payment to Borrower by Escrowee of the respective amounts set forth below within five
(5) days after its receipt of joint instructions as to such reduction from Lender and Borrower or thirty (30) days after its receipt of a letter from Borrower to Escrowee and Lender confirming that the requirement for such payment set forth in (1), (2) or (3) below, as the case may be, has been satisfied (unless Lender disputes such satisfaction by a letter to Escrowee and Borrower which is received by Escrowee and Borrower prior to the expiration of such thirty (30) day period); provided, however that such letter from Borrower shall contain, in bold face type and capital letters, a warning stating that Escrowee will be automatically authorized to reduce the Escrow Amount by payment to Borrower within thirty (30) days, unless Lender objects to such reduction and payment by simultaneous delivery of written notice thereof to both Escrowee and Borrower prior to the expiration of such thirty (30) day period.

                     a.   The Escrow Amount shall be reduced to
$517,400.00 ($250,000.000 plus Borrower's Contribution) by payment to Borrower of $482,600.00 upon at least fifty percent (50%) completion of
the Improvements, as certified by     Borrower's Architect.

                     b.   The Escrow Amount shall be reduced to
$250,000.00 when the principal amount of the Loan has reached $4,665,200.00 and Borrower is required to pay Borrower's Contribution in connection with construction costs for the Project (or if Borrower is required to pay only a portion of Borrower's Contribution, then the Escrow Amount shall be reduced to the extent necessary to make such payment).

                     c. The Escrow Amount shall be reduced to zero by payment to Borrower of the balance of the Escrow Amount, and the Escrow shall be terminated, upon Completion (as defined in Section 8.14(a) above).

               3. If Lender forecloses under the Deed of Trust after an Event of Default by Borrower under the Loan Documents or if Lender exercises its right under this Agreement to complete the construction of the Project, the Additional Building Costs (as defined below) shall be paid by Escrowee to Lender from (and to the extent of) the Escrow Amount from time to time based upon certificates of Lender's architect as to expenditures of the Additional Building Costs. "Additional Building Costs" shall mean the amount by which the costs of completing the Improvements by Lender exceed the Remaining Budgeted Amount (as defined below). The "Remaining Budgeted Amount" shall mean the total amount set forth in the Budget, as of the date Lender first seeks to withdraw amounts from Escrow, less the Borrower's Costs previously expended by Borrower to construct the Improvements.

         P. NO PARTNERSHIP OR JOINT VENTURE. Notwithstanding anything to the contrary herein contained, Lender, by entering into this Agreement or by any action taken pursuant hereto, will not be deemed a partner or joint venturer with Borrower. Borrower and Lender hereby agree that they have no intention to create a partnership or joint venture. Additionally, Borrower and Lender hereby agree that they shall not represent to third parties that this Agreement creates a partnership or joint venture.

         Q. MAXIMUM INTEREST RATE. Regardless of any provision contained in this Agreement or in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Note, any amount in excess of interest calculated at the maximum rate, allowed under applicable law, if any, (the "MAXIMUM RATE"), and, if Lender ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable, under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Note is paid and performed in full before the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Lender shall refund to Borrower the amount of the excess or credit the amount of the excess against the principal amount of the Note and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

         ==    ACKNOWLEDGMENT OF REMEDIES. Notwithstanding the fact
that Lender is the same entity as the tenant under the Lease and Borrower is the same entity as the landlord under the Lease, the remedies available upon default pursuant to the terms of the Lease are separate and distinct from the remedies available upon default under the Loan Documents, and vice versa, and a default under the Lease shall give rise only to the remedies enumerated in the Lease and shall not give rise to a remedy set forth in any of the Loan Documents unless such default is a default under the Loan Documents or except as otherwise specifically stated in the Lease. Similarly, a default under any of the Loan Documents shall give rise only to the remedies enumerated in the Loan Documents and shall not give rise to a remedy set forth in the Lease unless such default is a default under the Lease or except as otherwise specifically stated in the Loan Documents.

         S. ESTOPPEL CERTIFICATES. Either party shall deliver to the other, within thirty (30) days after a request therefor by such other party, an estoppel certificate, duly acknowledged, stating whether the Loan Documents are in full force and effect and whether they have been amended, the amount advanced to Borrower under this Agreement, the amounts due on the Note, whether all payments on the Loan are current, whether any notice of a default has been given, and whether any offsets or defenses exist under or against the Loan.

         T. WAIVER OF TRIAL BY JURY. To the extent legally permissible, the undersigned waives any right to trial by jury in any litigation relating to transactions arising hereunder, whether sounding in contract, tort or otherwise.

VII. EFFECT OF BANKRUPTCY OR INSOLVENCY PROCEEDING ON THE LOAN AND THE LEASE. Notwithstanding any other provision of this Agreement or the Lease, the following provisions shall apply in any insolvency or bankruptcy proceeding filed by or against Borrower pursuant to any applicable state or federal law or statute.

         A. REJECTION OF THE LEASE UNDER BANKRUPTCY CODE SECTION 365. In the event of a rejection of the Lease pursuant to the provisions of Bankruptcy Code Section 365(h)(1), Lender shall have such rights as are provided for in Section 365(h)(1)(A) and (B) of the Bankruptcy Code, specifically including, without limitation, the right of Lender to offset against any rent otherwise due by Lender as tenant under the Lease any payments due by Borrower under the Lease or the Loan Documents in an amount equal to the value of any damage caused by Borrower's non-performance under the Lease after the date of such rejection. Upon rejection, Borrower's failure to make any payments provided for under the Loan Documents shall constitute an event of default and non-performance under the Lease and Lender may exercise such rights of setoff as provided for in this Agreement, any other Loan Document, or the Lease as damages for Borrower's default and/or non-performance.

         B. ASSUMPTION OF THE LEASE UNDER BANKRUPTCY CODE SECTION 365(A). In the event Borrower assumes the Lease (the "Assumed Lease") pursuant to Bankruptcy Code Section 365(a), and subsequently defaults or fails to perform under the Assumed Lease, Lender may exercise such rights as it may have available to it under the Lease, the Loan Documents, or applicable non-bankruptcy law, notwithstanding the status or pendency of Borrower's bankruptcy case.

         C.    MISCELLANEOUS PROVISIONS.

               (a) Upon the execution of the Loan Documents, the obligations of the parties to the Loan Documents will be considered materially performed for purposes of this Section 9.

               (b) To the extent necessary, Borrower hereby agrees to the entry of an order in favor of Lender granting Lender relief from the automatic stay in bankruptcy in the event of the filing of a bankruptcy petition by or against Borrower and the enforcement by Lender of its rights under the Loan Documents or the Lease.

                          LENDER:

                          J.C. PENNEY COMPANY, INC.

                          By:   ___________________________________
                                Name: _____________________________
                                Title:  Vice President

                                Address:

                                P.O. Box 10001
                                Dallas, Texas  75301-2105
                                Attn:  Real Estate Counsel


                          BORROWER:

                          BRISTOL MALL ASSOCIATES,
                          an Illinois general partnership

                          By:  JMB INCOME PROPERTIES, LTD.-V,
                                an Illinois limited partnership,
Managing General Partner

                                By:   JMB REALTY CORPORATION,
                                      a Delaware corporation,
                                      Managing General Partner

                                      By:________________________
                                      Name:______________________
                                      Title:_____________________


                                Address:  Bristol Mall Associates
                                           900 North Michigan Avenue
                                           Chicago, Illinois  60611
                                           Attention: Mr. Glenn Emig


                           ACKNOWLEDGEMENTS


LENDER:

STATE OF TEXAS

COUNTY OF COLLIN, to-wit:


The foregoing instrument was acknowledged before me in my jurisdiction this _____ day of ____________________, 1996, by Michael Lowenkron, a Vice President of J. C. PENNEY COMPANY, INC., a Delaware corporation, on behalf of said corporation.

[AFFIX NOTARIAL SEAL]


                                      _________________________________
                                                 Notary Public

               My commission expires:  ____________________.


BORROWER:

STATE OF ILLINOIS

COUNTY OF COOK, to-wit:

The foregoing instrument was acknowledged before me in my jurisdiction aforesaid this _____ day of _______________, 1996, by
______________________________________, who is _________________ of JMB
REALTY CORPORATION, a Delaware corporation, the Managing General Partner of JMB INCOME PROPERTIES, LTD.-V, an Illinois limited partnership, the Managing General Partner of BRISTOL MALL ASSOCIATES, an Illinois general partnership, for and on behalf of the corporation and the partnerships.

[AFFIX NOTARIAL SEAL]


                                      _________________________________
                                                 Notary Public

               My commission expires:  ____________________.


                              EXHIBIT "A"


                   LEGAL DESCRIPTION OF THE PROPERTY


                           [TO BE ATTACHED]










                              EXHIBIT "B"





               PROMISSORY NOTE SECURED BY DEED OF TRUST

$5,165,200.00                              July 25, 1996






_______________________________________________________________

         1. PRINCIPAL. FOR VALUE RECEIVED, BRISTOL MALL ASSOCIATES, an Illinois general partnership ("BORROWER"), promises to pay to J.C. PENNEY COMPANY, INC., ("LENDER"), at P.O. Box 10001, Dallas, Texas 75301-2102, Attn: Mr. Ron Romesberg, or at such other place as Lender from time to time may designate, the principal sum of Five Million One Hundred Sixty Five Thousand Two Hundred Dollars ($5,165,200.00) (the "MAXIMUM LOAN AMOUNT") or so much of that sum as may be advanced from time to time under this promissory note ("NOTE") in accordance with the "Loan Agreement" (as such term is defined below), plus interest as specified in this Note payable all as specified herein. This Note evidences a construction loan ("LOAN") from Lender to Borrower.

         2.    SECURITY; BACKGROUND.

               (a) This Note is secured by, among other things, a Credit Line Deed of Trust and Security Agreement ("DEED OF TRUST") covering certain real and personal property, as therein described (the "PROPERTY"), an absolute Assignment of Leases and Rents (the "ASSIGNMENT OF LEASES AND RENTS"), UCC-1 Financing Statements in the form prescribed by the Commonwealth of Virginia, an Assignment of Construction Contracts and Warranties covering all contracts for the designing, planning and construction of the Improvements, including all agreements with architects and all construction warranties assigned to Borrower (the "ASSIGNMENT OF CONSTRUCTION DOCUMENTS"), and such other documents as Lender deems necessary to preserve or protect its lien and any and all renewals, modifications and extensions of any of the foregoing (collectively with the Note, the "LOAN DOCUMENTS"). This Note, the Deed of Trust, the Assignment of Leases and Rents and the other Loan Documents are of even date herewith and are entered into pursuant to the terms of that certain Construction Loan Agreement of even date herewith ("LOAN AGREEMENT") between Lender and Borrower. Some or all of the Loan Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

               (b) Pursuant to the Lease, Borrower is to prepare the site for and to construct a J.C. Penney store including, but not limited to, the shell and core thereof and all building, mechanical, electrical and other operating systems (herein referred to as the "IMPROVEMENTS") as described and identified in the Plans and Specifications. Lender has agreed to make the Loan to Borrower for certain hard costs in excess of $1,000,000 paid by Borrower for preparing the site and constructing the Improvements in accordance with the terms and provisions of the Loan Agreement and the Lease.

               (c) Upon completion of the Improvements, they will be occupied by Lender pursuant to the terms of that certain Lease between Borrower, as landlord, and Lender, as tenant, dated as of November 29, 1989, a Memorandum of which was recorded in the Clerk's Office of the Circuit Court of the City of Bristol, Virginia, in Book 279, Page 607, which Lease was amended by that certain First Amendment of Lease dated as of the date hereof (as amended and supplemented, the "LEASE"). The date upon which Lender opens its "Main Store Building" (as defined in the Lease) to the public for business pursuant to the terms of the Lease is hereinafter referred to as the "OPENING DATE".

         3. INTEREST RATE. Commencing on the date hereof and continuing until the "Maturity Date" (as such term is defined below), the principal sum outstanding from time to time under this Note shall bear interest at 10% per annum or the maximum rate allowed under applicable law (the "MAXIMUM RATE"), if any, whichever is lower (the "INTEREST RATE") and shall be payable in accordance with Section 4 below.

         4.    PAYMENT.

               (a) Commencing on the date hereof and continuing until the last day of the month preceding the Opening Date Borrower shall be obligated to make no payments pursuant to the terms of this Note.

Interest shall accrue upon funds advanced by Lender under the Note from the date of each such advance, and all accrued but unpaid interest shall be added to the principal balance of the Note on the Payment Commencement Date (defined in paragraph (b) below).

               (b) Commencing on the first day of the first full month following the Opening Date (the "PAYMENT COMMENCEMENT DATE") and continuing until the date that is 59 months subsequent to the Payment Commencement Date, Borrower shall make payments of interest only in arrears (the "MONTHLY INTEREST PAYMENT") on the first day of each calendar month. The day following the 60th payment of interest pursuant to this subparagraph shall hereinafter be referred to as the "AMORTIZATION DATE".

               (c) Commencing on the first day of the first full month following the Amortization Date, and continuing on the first day of each and every month thereafter until the Maturity Date (on which date any unpaid interest and principal and all other sums due under this Note shall be paid in full), Borrower shall make equal monthly payments of principal and interest (the "MONTHLY AMORTIZED PAYMENT") on the first day of each calendar month in an amount necessary to fully amortize the outstanding principal balance of the Loan as of the Amortization Date based on a 10-year amortization schedule at the rate of 10% per annum, as calculated by Lender and provided to Borrower by written notice.

On the Maturity Date, the entire balance of principal and all accrued but unpaid interest under the Note shall be due and payable.

               (d) Notwithstanding anything to the contrary contained herein, Borrower and Lender agree that Lender shall credit against each Monthly Interest Payment and each Monthly Amortized Payment, as the case may be, the amount due from Lender to Borrower under the Lease on the payment date (including fixed minimum rental, contingent rental, common area maintenance or similar charges, taxes and any other amounts due) following the exercise of any and all recoupment or offset rights of Lender under the Lease, and Borrower shall be obligated to pay the amount by which such Monthly Interest Payment or Monthly Amortized Payment, as the case may be, exceeds such credit. Additionally, if the credit for a particular month exceeds the Monthly Interest Payment or the Monthly Amortized Payment, as the case may be, for that month, the excess credit shall be applied to the principal balance of the Note.

         5. CALCULATION PERIOD. Interest hereunder shall be calculated on the basis of a 360-day year and actual days elapsed.

         6. MATURITY DATE. All principal and all accrued and unpaid interest shall be due and payable on the date (the "MATURITY DATE") which is the earlier of ten (10) years after the Payment Commencement Date or August 30, 2010.

         7. MAXIMUM AMOUNT. Lender shall not be required to make any advance if that would cause the outstanding principal of this Note (inclusive of all initial accrued interest and any amounts paid by Lender under the Loan Documents which are deemed additional principal or interest thereunder) to exceed the Maximum Loan Amount.

         8. PREPAYMENT. Borrower may prepay some or all of the principal under this Note at any time or times, without penalty or premium of any kind or nature.

         9. DEFAULT RATE. If Borrower fails to make any payment of principal or interest under this Note within five (5) days after it becomes due and payable Borrower agrees to pay interest on all outstanding interest and all outstanding principal at an annual rate (the "Default Rate") equal to two percent (2%) per annum in excess of the Interest Rate, from the date the payment initially becomes due until Borrower pays in full all principal and accrued and unpaid interest. If Borrower fails to make any payment of any other sums or amounts under this Note or any of the other Loan Documents when due and payable and fails to cure such default within ten (10) days after written notice from Lender, Borrower agrees to pay interest on all such amounts at the Default Rate from the date the payment initially becomes due until Borrower pays in full all such amounts due.

         10. AFTER MATURITY. From and after the date of maturity of this Note, whether by acceleration or otherwise, all sums then due and payable from Borrower to Lender under this Note and the other Loan Documents, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate.

         11. EVENTS OF DEFAULT. If any of the following "EVENTS OF DEFAULT" occurs, any obligation of the holder of this Note to make advances under this Note or the Loan Agreement shall terminate, and at the holder's option, exercisable in its sole discretion, all sums of principal and interest and other sums due under this Note and the other Loan Documents shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, notice of acceleration or intent to accelerate, or other notices or demands of any kind or character except any notice which may be required by law:

               (a) Borrower fails to make any payment of principal or interest under this Note when due and does not cure such failure within ten (10) days after written notice thereof from Lender, or Borrower fails to make any payment of any other amount required to be paid under this Note, the Deed of Trust or any other Loan Document, as the same shall become due and payable, whether at maturity or when accelerated or otherwise, and Borrower does not cure such failure within ten (10) days after written notice thereof from Lender; or

               (b) Borrower fails to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required in any of the Loan Documents to be observed, kept or performed, if such failure continues for thirty (30) days after notice thereof from Lender, provided that if such failure cannot be cured during the initial thirty (30) day period, and if Borrower commences to cure such failure within said thirty
(30) day period and diligently and continuously pursues the cure to completion, then such thirty (30) day period shall be extended for an additional sixty (60) days or such longer period that Borrower demonstrates to Lender's reasonable satisfaction is reasonably necessary for the completion of the cure; or

               (c) Under any of the Loan Documents, an Event of Default (as defined in that document) occurs.

Borrower waives demand, presentment for payment, notices of intention to accelerate the maturity hereof, acceleration, diligence in collecting, protest and notice of protest, and unless and to the extent that the same may be required by law, acceleration as to this Note and as to each, every and all installments hereof, and agrees to all renewals, extensions and partial payments before or after maturity without prejudice to Lender.

         12. FORM OF PAYMENT. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a "Banking Day" (as such term is defined below).

         13. ATTORNEYS' FEES. If any lawsuit is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or referee may adjudge to be reasonable attorneys' fees in the action, in addition to costs and expenses otherwise allowed by law.

Additionally, Borrower agrees to pay all costs and expenses incurred by Lender in any effort to collect upon or enforce any of the obligations under this Note or any of the Loan Documents, including but not limited to reasonable legal fees and disbursements, whether or not any lawsuit is filed.

         14. GOVERNING LAW. This Note is governed by the laws of the Commonwealth of Virginia, without regard to the choice of law rules of that State.

         15. LENDER DELAYS. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this Note or the other Loan Documents. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender, and then only to the extent expressly stated in such writing. No waiver by Lender of any such breach, default, Event of Default or failure of condition of or under this Note, nor of any term or condition in the Note, shall be deemed a waiver of any subsequent breach, default, Event of Default or failure of condition of the same or any other kind nor a waiver of any other term or condition in the Note or any Loan Document. All of Lender's remedies in connection with this Note or under applicable law shall be cumulative (except as expressly set forth herein to the contrary), and Lender's exercise of any one or more of those remedies shall not constitute an election of remedies.

         16. SUCCESSORS AND ASSIGNS. Lender may not assign this Note without the prior written consent of Borrower except to a successor corporation by reason of merger, consolidation or sale of substantially all of Lender's assets or to a Related Corporation, as that term is defined in the Lease. Borrower may not assign this Note without the prior written consent of Lender. Subject to the foregoing, the terms of this Note shall bind and benefit the heirs, legal representatives, successors and assigns of the parties.

         17. CERTAIN DEFINED TERMS. As used in this Note, the terms "Lender," "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." The term "BANKING DAY" is defined to mean a day other than a Saturday or Sunday, on which Lender is open for business in its corporate headquarters in Plano, Texas.

         18. NOTICES. All notices given hereunder must be in writing and shall be effective upon delivery, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in the United States mail, certified, return receipt requested, postage prepaid, sent to the party at the following addresses:

           If to Borrower:        Bristol Mall Associates
                                  900 North Michigan Avenue
                                  Chicago, Illinois  60611
                                  Attn:  Mr. Glenn Emig

           If to Lender:          J.C. Penney Company, Inc.
                                  P.O. Box 10001
                                  Dallas, Texas  75301-2105
                                  Attn:  Real Estate Counsel

           With a duplicate copy sent to Lender at the address listed in the first paragraph of this Note.

Those addresses may be changed by ten (10) days' written notice to the other parties.

      19. MAXIMUM INTEREST RATE. Regardless of any provision contained in this Agreement or in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Note, any amount in excess of interest calculated at the Maximum Rate, and, if Lender ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable, under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Note is paid and performed in full before the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Lender shall refund to Borrower the amount of the excess or credit the amount of the excess against the principal amount of the Note and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

      20. CONFLICTS. To the extent that the terms, conditions and provisions of this Note conflict with the terms, conditions or provisions of any other Loan Document, the terms, conditions and provisions of the Loan Agreement shall govern.

      21. WAIVER OF JURY TRIAL. To the extent legally permissible, the undersigned waives any right to trial by jury in any litigation relating to transactions arising hereunder, whether sounding in contract, tort or otherwise.

      22.  NON-RECOURSE.

           (a) Prior to Completion (as defined below), paragraph (b) of this Section 22 shall be applicable. From and after Completion, paragraph
(c) of this Section 22 shall be applicable. "Completion" shall mean completion of the Improvements (as defined in the Loan Agreement) by Borrower and delivery of possession thereof to Lender as tenant under the Lease, except for punch list items (if any) which will cost no more than $50,000 to complete, as certified in writing by Borrower's Architect (as defined in the Loan Agreement).

           (b) Notwithstanding anything to the contrary in this Note or in any other Loan Document, the only entities with financial or any other obligation under this Note or any other Loan Document, at law or in equity, are Borrower and General Partner (as defined in the Loan Agreement), and Lender agrees to look solely to the assets of Borrower and General Partner (including, but not limited to, (i) the Escrow Amount [as defined in the Loan Agreement], (ii) Borrower's interest in the Property,
(iii) the proceeds of sale receivable from any execution of any judgments against Borrower's interest in the Property and/or General Partner's interest in any of its assets, (iv) any consideration receivable by Borrower and/or General Partner from the sale or other disposition of all or any part of its right, title and interest in the Property or any of its assets, and (v) rents and other income from the Property and other assets receivable by Borrower and/or General Partner) to satisfy any claims under this Note or any other Loan Document, at law or in equity. No present or future direct or indirect constituent partner (other than General Partner) in or agent of Borrower or General Partner (an "OTHER PARTNER") nor any present or future advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes an Other Partner (including, but not limited to JMB Realty Corporation, Judd D. Malkin and Neil G. Bluhm), shall have any personal liability, directly or indirectly, under or in connection with this Note or any other Loan Document, or any instrument or certificate securing or otherwise executed in connection with this Note or any other Loan Document, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Lender and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Borrower and General Partner for the payment of any claim or for any performance under the Loan Documents, at law or in equity. Notwithstanding anything to the contrary contained in this Note or any other Loan Document, each of the following shall not for any purpose be deemed to be an asset or the property of Borrower or General Partner (or any Other Partner): (i) any negative capital account of any partnership and (ii) any obligation to restore a negative capital account of, or to contribute capital to, any partnership.

The foregoing limitations are in addition to, and not in limitation of, any other limitation on liability contained in this Note or in any other Loan Document or provided by law.

           (c) Notwithstanding anything to the contrary in this Note or in any other Loan Document, neither Borrower nor any Other Partner, nor any shareholder, officer, director, employee, trustee, beneficiary or agent of any entity that is or becomes an Other Partner (including, but not limited to JMB Realty Corporation, Judd D. Malkin and Neil G. Bluhm), shall be personally liable, directly or indirectly, under or in connection with this Note or any other Loan Document, or any instrument or certificate securing or otherwise executed in connection with this Note or any other Loan Document, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter. The recourse of Lender and each of its successors and assignees under or in connection with this Note, any other Loan Document and such instruments and certificates, and any such amendments or modifications, shall be limited only to (i) Borrower's interest in the Property, (ii) the proceeds of sale receivable from any execution of any judgments against Borrower's interest in the Property, (iii) any consideration receivable by Borrower from the sale or other disposition of all or any part of Borrower's right, title and interest in the Property, and (iv) rents and other income from the Property receivable by Borrower, and no other assets or property of Borrower shall be subject to levy, execution or other procedures for the satisfaction of Lender's remedies.

           (d) The provisions of this Section 22 shall not be deemed to deny to Lender, or limit its right to obtain, injunctive relief or specific performance of Borrower's covenants or obligations under this Note or to avail itself of any other right or remedy (not involving personal liability of Borrower in excess of the limits or personal liability fixed by the terms set forth in this Section) which may be accorded Lender by law or under the terms of this Note or the other Loan Documents by reason of Borrower's failure to perform its obligations thereunder.

           (e) Notwithstanding anything to the contrary contained in this Section 22, Borrower and General Partner shall be fully liable to Lender to the same extent that they would be liable absent the foregoing provisions of this Section for: (i) fraud or wilful misrepresentations of Borrower or General Partner and (ii) the fraudulent misapplication by Borrower or General Partner of either (x) any sums advanced under the Loan, (y) any proceeds paid under any insurance policies by reason of damage, loss or destruction to any portion of the Property, or (z) any proceeds or awards resulting from the condemnation or taking for public or private use of all or any part of the Property.

           (f) This provision shall have no effect on the provision of the Lease captioned "Limitation of Landlord's Liability" and the tenant's rights under the Lease with respect thereto.

           (g) The foregoing limitations are in addition to, and not in limitation of, any other limitation on liability contained in this Note or in any other Loan Document or provided by law.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.


                       BORROWER:

                       BRISTOL MALL ASSOCIATES,
                       an Illinois general partnership

                       By:  JMB INCOME PROPERTIES, LTD.-V,
                             an Illinois limited partnership, Managing
General Partner

                             By:  JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  Managing General Partner

                                  By:________________________
                                  Name:______________________
                                  Title:_____________________